                                                                     EXHIBIT 4.1


================================================================================
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                  $110,000,000

                                      AMONG

                      FLORSHEIM GROUP INC. AND EACH OF ITS
                            SUBSIDIARIES PARTY HERETO

                                  AS BORROWERS,

                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 11.8 HEREOF,

                                   AS LENDERS,

                                       AND

                           BT COMMERCIAL CORPORATION,

                                    AS AGENT


                           DATED AS OF AUGUST 23, 1999


================================================================================

                           This Amended and Restated Credit Agreement is secured by, among other things, two Deeds of Trust and Security Agreements, each dated as of May 9, 1997 as amended by amendments dated as of the date hereof, encumbering properties in the Counties of Cape Girardeau and Cole, Missouri, each Securing Future Obligations and Future Advances.

                                TABLE OF CONTENTS

ARTICLE                                                                                                         PAGE
                                                                                                                ----
1        DEFINITIONS..............................................................................................2
         1.1      General Definitions.............................................................................2
         1.2      Accounting Terms and Determinations............................................................19
         1.3      Other Terms; Headings..........................................................................19

2        REVOLVING LOANS.........................................................................................19
         2.1      Revolving Credit Commitments...................................................................19
         2.2      Borrowing of Revolving Loans...................................................................20
         2.3      Notice of Request for Lender Advances..........................................................21
         2.4      Periodic Settlement of Agent Advances; Interest and Fees; Statements...........................21
         2.5      Sharing of Payments............................................................................22
         2.6      Defaulting Lenders.............................................................................23
         2.7      Reliance on Notices; Appointment of Borrower Representative....................................24

3        LETTERS OF CREDIT.......................................................................................24
         3.1      Issuance of Letters of Credit..................................................................24
         3.2      Terms of Letters of Credit.....................................................................25
         3.3      Notice of Issuance.............................................................................25
         3.4      Lenders' Participation.........................................................................25
         3.5      Payments of Amounts Drawn Under Letters of Credit..............................................25
         3.6      Payment by Lenders.............................................................................25
         3.7      Obligations Absolute...........................................................................26
         3.8      Agent's Execution of Applications and Other Issuing Bank Documentation:
                  Reliance on Credit Agreement by Issuing Bank...................................................26

4        COMPENSATION, REPAYMENT AND REDUCTION OF COMMITMENTS....................................................26
         4.1      Interest on Revolving Loans....................................................................26
         4.2      Unused Line Fee................................................................................27
         4.3      Letter of Credit Fees..........................................................................27
         4.4      Interest and Letter of Credit Fees After Event of Default......................................28
         4.5      Expenses.......................................................................................28
         4.6      Mandatory Payment; Reductions of Commitments...................................................28
         4.7      Maintenance of Loan Account; Statements of Account.............................................29
         4.8      Payment Procedures.............................................................................29
         4.9      Collection of Accounts.........................................................................29
         4.10     Distribution and Application of Collections and Other Amounts..................................30
         4.11     Calculations...................................................................................30
         4.12     Special Provisions Relating to LIBOR Rate Loans................................................31
         4.13     Indemnification in Certain Events..............................................................34

5        CONDITIONS PRECEDENT....................................................................................35
         5.1      Conditions Precedent to the Credit Agreement...................................................35
         5.2      Conditions Precedent to All Revolving Loans and Letters of Credit..............................36

6        REPRESENTATIONS AND WARRANTIES..........................................................................36
         6.1      Organization and Qualification.................................................................37
         6.2      Authority......................................................................................37
         6.3      Enforceability.................................................................................37
         6.4      No Conflict....................................................................................37
         6.5      Consents and Filings...........................................................................37
         6.6      Government Regulation..........................................................................37
         6.7      Solvency.......................................................................................38
         6.8      Rights in Collateral; Priority of Liens........................................................38
         6.9      Financial Data.................................................................................38
         6.10     Locations of Offices, Records and Inventory....................................................38
         6.11     Subsidiaries; Ownership of Stock...............................................................39
         6.12     No Judgments or Litigation.....................................................................39
         6.13     No Defaults....................................................................................39
         6.14     Labor Matters..................................................................................39
         6.15     Compliance with Law............................................................................39
         6.16     ERISA..........................................................................................39
         6.17     Compliance with Environmental Laws.............................................................40
         6.18     Intellectual Property..........................................................................40
         6.19     Licenses and Permits...........................................................................40
         6.20     Taxes and Tax Returns..........................................................................41
         6.21     Material Contracts.............................................................................42
         6.22     Accuracy and Completeness of Information.......................................................42
         6.23     Year 2000......................................................................................42
         6.24     No Change......................................................................................42

7        AFFIRMATIVE COVENANTS...................................................................................42
         7.1      Financial Reporting............................................................................42
         7.2      Collateral Reporting...........................................................................44
         7.3      Notification Requirements......................................................................45
         7.4      Corporate Existence............................................................................46
         7.5      Books and Records; Inspections.................................................................47
         7.6      Insurance......................................................................................47
         7.7      Taxes..........................................................................................48
         7.8      Compliance with Laws...........................................................................48
         7.9      Use of Proceeds................................................................................48
         7.10     Fiscal Year....................................................................................49
         7.11     Maintenance of Property........................................................................49
         7.12     ERISA Documents................................................................................49
         7.13     Environmental and Other Matters................................................................49
         7.14     Year 2000 Compliance Reports...................................................................50
         7.15     Further Assurances.............................................................................50

8        NEGATIVE COVENANTS......................................................................................50
         8.1      Interest Coverage Ratio........................................................................50
         8.2      Capital Expenditures...........................................................................51
         8.3      Additional Indebtedness........................................................................51

         8.4      Liens..........................................................................................52
         8.5      Contingent Obligations.........................................................................53
         8.6      Sale of Assets.................................................................................53
         8.7      Restricted Payments............................................................................54
         8.8      Investments....................................................................................54
         8.9      Affiliate Transactions.........................................................................55
         8.10     Restrictions on Foreign Subsidiary Trade Support...............................................56
         8.11     Additional Bank Accounts.......................................................................56
         8.12     Additional Negative Pledges....................................................................56
         8.13     Additional Subsidiaries........................................................................57

9        EVENTS OF DEFAULT AND REMEDIES..........................................................................57
         9.1      Events of Default..............................................................................57
         9.2      Acceleration, Termination of Commitments and Cash Collateralization............................58
         9.3      Rescission of Acceleration.....................................................................59
         9.4      Remedies.......................................................................................59
         9.5      Right of Setoff................................................................................59
         9.6      License of Use of Software and Other Intellectual Property.....................................59
         9.7      Application of Proceeds; Surplus; Deficiencies.................................................59

10       THE AGENT...............................................................................................60
         10.1     Appointment of Agent...........................................................................60
         10.2     Nature of Duties of Agent......................................................................60
         10.3     Lack of Reliance on Agent......................................................................60
         10.4     Certain Rights of the Agent....................................................................61
         10.5     Reliance by Agent..............................................................................61
         10.6     Indemnification of Agent.......................................................................61
         10.7     The Agent in its Individual Capacity...........................................................62
         10.8     Holders of Revolving Notes.....................................................................62
         10.9     Successor Agent................................................................................62
         10.10    Collateral Matters.............................................................................63
         10.11    Actions with Respect to Defaults...............................................................64
         10.12    Delivery of Information........................................................................64

11       MISCELLANEOUS...........................................................................................64
         11.1     GOVERNING LAW..................................................................................64
         11.2     SUBMISSION TO JURISDICTION.....................................................................64
         11.3     SERVICE OF PROCESS.............................................................................65
         11.4     JURY TRIAL.....................................................................................65
         11.5     LIMITATION OF LIABILITY........................................................................65
         11.6     Delays.........................................................................................65
         11.7     Notices........................................................................................65
         11.8     Assignments and Participations.................................................................66
         11.9     Confidentiality................................................................................67
         11.10    Indemnification................................................................................67
         11.11    Amendments and Waivers.........................................................................68
         11.12    Counterparts and Effectiveness.................................................................68

         11.13    Severability...................................................................................69
         11.14    Maximum Rate...................................................................................69
         11.15    Entire Agreement; Successors and Assigns.......................................................69

ANNEXES

         Annex I  List of Lenders; Commitment Amounts; and Applicable Lending Offices

SCHEDULES

         Schedule A                         Closing Document List
         Schedule B                         Disclosure Schedules
         Schedule B, Part 6.1               States in which Qualified
         Schedule B, Part 6.9               Contingent Obligations and Other Liabilities
         Schedule B, Part 6.10              Principal Places of Business; Locations of Collateral
         Schedule B, Part 6.11              Subsidiaries
         Schedule B, Part 6.12              Pending Judgments, Litigation and other Claims
         Schedule B, Part 6.14              Labor Contracts
         Schedule B, Part 6.16              Plans
         Schedule B, Part 6.17              Environmental Matters
         Schedule B, Part 6.20              Tax Matters; Tax Sharing Agreements
         Schedule B, Part 6.21              Material Contracts
         Schedule B, Part 8.3               Existing Indebtedness
         Schedule B, Part 8.4               Existing Liens
         Schedule B, Part 8.8               Existing Investments
         Schedule B, Part 8.11              Disbursement Accounts

EXHIBITS

         Exhibit A                          Form of Borrowing Base Certificate
         Exhibit B                          Form of Notice of Borrowing
         Exhibit C                          Form of Patent Security Agreement
         Exhibit D                          Form of Revolving Note
         Exhibit E                          Form of Security Agreement
         Exhibit F                          Form of Trademark Security Agreement
         Exhibit G-1                        Form of Depositary Account Agreement
         Exhibit G-2                        Form of Lock Box Agreement
         Exhibit H                          Form of Notice of Continuation
         Exhibit I                          Form of Notice of Conversion
         Exhibit J                          Form of Compliance Certificate
         Exhibit K                          Form of Assignment and Assumption Agreement
         Exhibit L                          Form of Assumption Agreement


         THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Credit Agreement") is entered into as of August 23, 1999, among FLORSHEIM GROUP INC., Delaware corporation ("Florsheim") and each of the Subsidiaries set forth on the signature pages hereto (Florsheim and each such Subsidiary are sometimes referred to individually as a "Borrower" and collectively as the "Borrowers"; each financial institution identified on Annex I, together with its successors and assigns, hereinafter referred to individually as a "Lender" and collectively as the "Lenders"); and BT COMMERCIAL CORPORATION, a Delaware corporation (in its individual capacity, "BTCC"), acting in its capacity as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                 R E C I T A L S

         A. Florsheim is a party to that certain Credit Agreement dated as of May 9, 1997, as amended prior to the date hereof by amendments dated as of April 22, 1998, August 19, 1998, February 4, 1999 and July 1, 1999 (the "Existing Credit Agreement") among Florsheim as Borrower, various financial institutions party thereto (the "Banks"), and Bankers Trust Company, as Agent.

         B. Pursuant to various Assignment and Assumption Agreements of even date herewith (the "Assignments"), each of the Banks has assigned to BTCC its respective interest in the Existing Credit Agreement, the "Notes" and all "Obligations" (as defined in the Existing Credit Agreement), and BTCC has assumed the respective commitments of each of the Banks under the Existing Credit Agreement.

         C. Immediately after giving effect to the Assignment, Bankers Trust Company has resigned as agent under the Existing Credit Agreement, and BTCC has been appointed as successor agent in accordance with the provisions of Section 12.09(b) of the Existing Credit Agreement, and with the approval of Florsheim, in accordance with those same provisions.

         D. BTCC as successor agent under the Existing Credit Agreement, BTCC as the sole Bank under the Existing Credit Agreement, and Florsheim as borrower under the Existing Credit Agreement, desire to amend and restate the Existing Credit Agreement, in connection with which amendment and restatement the "Subsidiary Guarantors" (as defined in the Existing Credit Agreement), being irrevocably, jointly and severally liable, along with Florsheim, with respect to the 'Obligations" (as defined in the Existing Credit Agreement), shall join in this amendment and restatement of the Existing Credit Agreement as co-borrowers and shall join in all evidence of the Obligations under this amendment and restatement of the Existing Credit Agreement as co-makers and co-obligors.

         E. The Existing Credit Agreement is hereby amended and restated in its entirety as herein set forth which, among other things, effects the joinder of the Subsidiaries of Florsheim which are a party hereto as Borrowers, in replacement of their guaranties under the Existing Credit Agreement.

                                   ARTICLE 1

                                  DEFINITIONS

         1.1      GENERAL DEFINITIONS.

         ACCOUNT has the meaning set forth in the Security Agreement.

         AFFILIATE of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a business.

         AGENT ADVANCES has the meaning set forth in Section 2.2.

         APOLLO means Apollo Advisors, L.P. and Lion Advisors, L.P., both Delaware limited partnerships.

         APPLICABLE LENDING OFFICE means, with respect to each Lender, such Lender's LIBOR Lending Office in the case of a LIBOR Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

         ASSIGNMENT AND ASSUMPTION AGREEMENT has the meaning set forth in
Section 11.8.

         AUDITORS means a nationally recognized firm of independent public accountants selected by Florsheim and satisfactory to the Agent in its sole discretion; provided, that, for purposes of this Credit Agreement, any of the current so-called "Big Five" firms of independent public accountants shall be deemed to be satisfactory to the Agent.

         BANKRUPTCY CODE means Title 11 of the U.S. Code (11 U.S.C.ss.ss. 101 et seq.), as amended from time to time, and any successor statute.

         BENEFIT PLAN means a "defined benefit plan" (as defined in Section 3(35) of ERISA) (other than a Multiemployer Plan) for which any Borrower, any of its Subsidiaries or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         BORROWER REPRESENTATIVE means Florsheim in its capacity as Borrower Representative pursuant to the provisions of Section 2.7.

         BORROWING means a borrowing of Revolving Loans of the same Type by the Borrower Representative on a pro rata basis from each of the Lenders on a given date (whether pursuant to Section 2.2 or resulting from continuations or conversions of Revolving Loans on a given date pursuant to Sections 4.14(a) and
(b), respectively) having, in the case of LIBOR Rate Loans, the same Interest Period.

         BORROWING BASE means, at any time, the sum at such time of:

                  (a) Eighty-five percent (85%) of Eligible Accounts Receivable, plus

                  (b) the lesser of (i) $50,000,000 and (ii) (x) during the months of May, June, July, August, September and October during the term hereof, seventy percent (70%) and (y) at all other times during the term hereof, sixty-five percent (65%) of Eligible Inventory, plus

                  (c) the Fixed Asset and Intellectual Property Sublimit, plus

                  (d) the Tranche B Availability.

         In addition, the Agent, in the exercise of its Permitted Discretion, may (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, and (ii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Accounts Receivable" and "Eligible Inventory."

         BORROWING BASE CERTIFICATE means the certificate of the Borrower Representative concerning the Borrowing Base to be provided under Section 7.2, substantially in the form of Exhibit A.

         BT ACCOUNT has the meaning set forth in Section 4.11.

         BUSINESS DAY means any day that is not a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or permitted by law to be closed and, when used in connection with LIBOR Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in United States dollar deposits in the London (U.K.) interbank market.

         CAPITAL EXPENDITURES means, for any Person for any period, the sum of all expenditures capitalized by such Person for financial statement purposes in accordance with GAAP during such period (whether payable in cash or other property or accrued as a liability), including the capitalized portion of Capital Leases and that portion of Investments made by such Person allocable to property, plant or equipment. Capital Expenditures shall exclude proceeds of a casualty loss applied to the repair or replacement of the property affected by the casualty loss. "Casualty loss", as used herein, means, for any Person, (i) the loss, damage, or destruction of any asset or property owned or used by such Person, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset or property, or (iii) the diminishment of the use of any such asset or property so as to render impracticable or unreasonable the use thereof for its intended purpose.

         CAPITAL LEASE shall mean any lease of property, real or personal, the obligation of the lessee in respect of which is required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

         CASH EQUIVALENTS shall mean, as to any Person, (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, (iii) time deposits with, including certificates of deposit issued by, the Agent or any office located in the United States of any bank or trust company the senior debt securities of which are rated in one of the two highest categories by a nationally recognized credit rating agency, provided in each case that such securities or other obligations described in subsections (i), (ii) and (iii) above mature within one year from the date of acquisition thereof by a Borrower or a Subsidiary, (iv) repurchase obligations with a term of not more than ten (10) days of underlying securities of the type described in clause (i) entered into with any bank of the type described in clause (iii), (v) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $100,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above, and (vi) investments in any other money market mutual fund the underlying assets of which are rated at least AAA or the equivalent by Standard & Poor's Corporation or at least Aaa or the equivalent thereof by Moody's Investors Service, Inc., including, without limitation, any such mutual fund managed or advised by the Agent or any Lender. All such Cash Equivalents must be denominated solely for payment in U.S. Dollars.

         CHANGE OF CONTROL means the occurrence of any of the following: (i) the sale or other transfer of all or substantially all of the assets of Florsheim to any person other than Apollo, any account managed by Apollo for so long as it exercises power of disposition and voting with respect thereto (a "Controlled Account"), or an Affiliate of Apollo or of a Controlled Account, (ii) any transaction (including a merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty-five percent (35%) (calculated on a fully diluted basis) of the voting power of all classes of voting stock of Florsheim and/or warrants or options to acquire such voting stock and, at such time, such person or group is the beneficial owner of a greater percentage of the voting power of the voting stock of Florsheim than that which is then owned (calculated on a fully diluted basis) by Apollo or a Controlled Account or an Affiliate of Apollo or of a Controlled Account, (iii) the adoption of a plan relating to the liquidation or dissolution of Florsheim and (iv) the first day on which a majority of the members of the Board of Directors of Florsheim cease to be Continuing Directors (meaning the directors of Florsheim on the date hereof and each other director, if such director's nomination for election to the Board of Directors of Florsheim is recommended by a majority of the Continuing Directors at the time of such nomination or election).

         CLOSING DATE means the date of execution and delivery of this Credit Agreement, amending and restating the Existing Credit Agreement, by all of the parties hereto.

         CLOSING DOCUMENT LIST has the meaning set forth in Section 5.1.

         CODE has the meaning set forth in Section 1.3.

         COLLATERAL means the Accounts, Inventory and other real and personal property identified in the Collateral Documents as security for the Obligations.

         COLLATERAL ACCESS AGREEMENT means an agreement in form and substance reasonably satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory, acknowledges the Liens of the Agent and, in the case of any such agreement with a mortgagee or lessor, permits the Agent access to and use of such real property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

         COLLATERAL DOCUMENTS means, collectively, the Security Agreement, the Mortgages and all other contracts, instruments and other documents pursuant to which Liens are now or hereafter granted to the Agent to secure any or all of the Obligations.

         COLLECTION ACCOUNT has the meaning set forth in Section 4.9.

         COLLECTION BANKS has the meaning set forth in Section 4.9.

         COLLECTIONS means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

         COMMITMENT of a Lender means its commitment to make Revolving Loans and to participate in Letters of Credit, up to the amount set forth below its name on Annex I, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

         CONSOLIDATED ENTITY means Florsheim and those of its Subsidiaries consolidated with it for purposes of financial reporting.

         CONSOLIDATED NET INCOME means the consolidated net income of the Consolidated Entity.

         CONTINGENT OBLIGATION means, with respect to any Person, any direct, indirect, contingent or non-contingent guaranty or obligation of such Person for the Indebtedness of another Person, except for endorsements in the ordinary course of business.

         CREDIT DOCUMENTS means, collectively, this Credit Agreement, the Revolving Notes, the Letters of Credit, each of the Collateral Documents and all other documents, agreements and instruments now or hereafter executed in connection herewith or therewith, in each case as modified, amended, extended, restated or supplemented from time to time.

         CREDIT PARTIES means, collectively, the Borrowers and each other party to any of the Credit Documents (other than the Lenders, the Agent or the Issuing
Bank).

         DEFAULT means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

         DEFAULTING LENDER has the meaning set forth in Section 2.6.

         DEPOSITARY ACCOUNT AGREEMENTS has the meaning set forth in Section 4.9.

         DISBURSEMENT ACCOUNT means the operating account of Florsheim maintained with the Disbursement Account Bank.

         DISBURSEMENT ACCOUNT BANK means Bankers Trust Company/Deutsche Bank or any other financial institution selected from time to time by the Agent and reasonably acceptable to Florsheim.

         DOMESTIC LENDING OFFICE means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on Annex I, as such annex may be amended from time to time, which office shall in any event be located in the United States.

         EBITDA means, for any period, the Consolidated Net Income of the Consolidated Entity (excluding extraordinary items) for such period, plus or minus (a) all Interest Expense, income tax expense or benefit, depreciation and amortization (including amortization of any goodwill or other intangibles) for such period; plus or minus (b) gains and losses attributable to any fixed asset sales; plus or minus (c) any other non-cash charges or gains which have been subtracted or added in calculating Consolidated Net Income.

         ELIGIBLE ACCOUNTS RECEIVABLE means Accounts of the Borrowers deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

                  (a) it arises out of a sale made by a Borrower to an Affiliate (other than an Affiliate of Apollo which would not otherwise be an Affiliate of Borrower but for the relationship to Apollo; or

                  (b) it is unpaid more than ninety (90) days after the date of invoice; or

                  (c) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (b) above; or

                  (d) when aggregated with all other Accounts of an account debtor, the Account exceeds ten percent (10%) in face value of all Accounts of such Borrower then outstanding, to the extent of such excess, unless supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent but excluding the Accounts owing to any Borrower by Sears, Roebuck and Company, J.C. Penney Company, Inc., and Dayton Hudson Corporation (d/b/a Mervyn's California), which Accounts shall not be subject to the limitation of this subsection (d); or

                  (e) the account debtor for the Account is a creditor of a Borrower, has or has asserted a right of setoff against such Borrower, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, but in each of the foregoing cases, solely to the extent of the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                  (f) the account debtor is (or its assets are) the subject of an Insolvency Event; or

                  (g) the Account is not payable in United States dollars or Canadian dollars or the account debtor for the Account is located outside the continental United States or Canada, unless the Account is supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

                  (h) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                  (i) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.ss. 3727 et seq.); or

                  (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or the Account otherwise does not represent a final sale; or

                  (k) the Account does not comply with all Requirements of Law, including, without limitation, the Federal Consumer Protection Act, the Federal Truth-in-Lending Act and Regulation Z; or

                  (l) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

                  (m) the Account is not subject to a valid and perfected first priority Lien in favor of the Agent or does not otherwise conform to the representations and warranties contained in the Credit Documents.

         ELIGIBLE INVENTORY means the aggregate amount of Inventory deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the

         Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrowers' current and historical accounting practice. Unless otherwise approved in writing by the Agent, no Inventory shall be deemed Eligible Inventory if:

                  (a) it is not owned solely by a Borrower or a Borrower does not have good, valid and marketable title thereto; or

                  (b) it is not located in the United States or Canada; or

                  (c) it is not located on property owned by a Borrower or by a third party that has executed and delivered a Collateral Access Agreement and, in the case of Inventory located on property owned by such a third party, it is segregated or otherwise separately identifiable from goods of others, if any, stored on such property, provided, however, that Inventory located at any retail store operated by a Borrower and leased from a third party owner shall not be deemed ineligible solely by reason of the failure of such Borrower to deliver a Collateral Access Agreement to Agent; or

                  (d) it is not subject to a valid and perfected first priority Lien in favor of the Agent (including Inventory located in Canada), except with respect to Inventory stored at sites described in clause
         (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

                  (e) it consists of goods returned or rejected by any Borrower's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

                  (f) it is not finished goods deemed suitable for retail sale, is obsolete or slow moving, is not raw material consisting of leather in a commercially saleable condition, or does not otherwise conform to the representations and warranties contained in the Credit Documents.

         ENVIRONMENTAL REPORTS means the reports issued for the real property located in Cape Girardeau, Missouri and Jefferson City, Missouri dated April 25, 1997.

         ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         ERISA AFFILIATE means any entity required to be aggregated with the Borrower or any of its Subsidiaries under Sections 414 (b), (c), (m) or (o) of the Internal Revenue Code.

         EVENT OF DEFAULT has the meaning set forth in Article 9.

         EXCESS CASH FLOW for any fiscal year means EBITDA of the Consolidated Entity for that year minus the sum of the following items for that year: (i) Interest Expense, (ii) income taxes paid in cash, (iii) principal payments on or mandatory redemptions of Indebtedness (other than repayments of Revolving Loans in the ordinary course of business which do not permanently reduce the Commitments), (iv) Capital Expenditures of the Consolidated Entity, (v) the aggregate amount of cash dividends paid by the Borrowers.

         EXPENSES means all reasonable costs and expenses of the Agent incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, and receiving and transferring funds (including charges for checks for which there are insufficient funds), (ii) the reasonable fees and expenses of legal counsel and paralegals (excluding allocated costs of internal legal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent, (iii) expenses incurred in connection with the assignments of or sales of participations in the Revolving Loans, (iv) the cost of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, and (v) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents. Expenses also means all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel and other professionals) paid or incurred by the Agent and any Lender (i) during the continuance of an Event of Default (including, without limitation, the cost of any property or casualty insurance obtained by the Agent to insure the Collateral), (ii) in enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (iii) collecting the Revolving Loans, (iv) foreclosing or otherwise collecting upon the Collateral or any part thereof and (v) in obtaining any legal, accounting or other advice in connection with any of the foregoing.

         EXPIRATION DATE means August 22, 2002.

         FEDERAL FUNDS RATE means, for any period, a fluctuating interest rate per annum for each day during such period equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

         FEDERAL RESERVE BOARD means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

         FEES means, collectively, the Unused Line Fee, the Letter of Credit Fees, the Issuing Bank Fees, and the other fees provided for in that certain letter dated of even date herewith between BTCC and Florsheim (the "Fee Letter").

         FINANCIAL STATEMENTS means the consolidated and consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Consolidated Entity for the period specified, prepared in accordance with GAAP and consistently with prior practices.

         FIXED ASSET AND INTELLECTUAL PROPERTY SUBLIMIT means an amount equal to $35,000,000; provided, that the Fixed Asset and Intellectual Property Sublimit shall be automatically and permanently reduced by an amount equal to: (i) on the date which is one hundred-twenty (120) days after the end of the fiscal year of Florsheim ending December 31, 2000, and the end of each fiscal year of Florsheim ending thereafter, in each case by an amount equal to fifty percent (50%) of Excess Cash Flow for such fiscal year; (ii) upon consummation of any sales of any fixed assets in accordance with Section 8.6(v), in an amount equal to the net proceeds thereof; provided, that the Fixed Asset and Intellectual Property sublimit shall not be reduced by the net proceeds of such sale, to the extent that the aggregate amount of such proceeds from such fixed asset sale (x) does not exceed $1,000,000 during any fiscal year, or (y) are reinvested in replacement fixed assets within 270 days of such disposition and which in the Agent's reasonable determination are of at least substantially equivalent value; and (iii) at any time after the Closing Date, and after giving effect to any sale of assets permitted by subsections (iii) and (v) of Section 8.6 hereof (or the sale by any Foreign Subsidiary of all or substantially all of the assets of such Foreign Subsidiary) that the Agent determines by re-appraisal that, the ratio of the aggregate appraised value of the Borrower's fixed assets (excluding Florsheim's real property located in Cape Girardeau, Missouri (the "Cape Girardeau Real Estate")) and intellectual property (including without limitation, such general intangibles as trade names, licenses and franchise value) to the Fixed Asset and Intellectual Property Sublimit is less than such ratio as of the Closing Date, an amount sufficient to cause such ratio to be at least equal to such ratio as of the Closing Date. In no event however shall the Fixed Asset and Intellectual Property Sublimit exceed $35,000,000.

         FLORSHEIM means Florsheim Group Inc., a Delaware corporation and its successors.

         FOREIGN SUBSIDIARY means any Subsidiary of a Person not incorporated in the United States.

         GAAP means generally accepted accounting principles in the United States as in effect from time to time.

         GOVERNING DOCUMENTS means certificates or articles of incorporation, by-laws and other similar organizational or governing documents.

         GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         HIGHEST LAWFUL RATE means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on such Obligations, under the laws of the State of Illinois (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit

Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under Illinois (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

         INDEBTEDNESS of a Person means, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (d) liabilities, as determined by the Agent, under any Interest Rate Agreement, (e) Contingent Obligations and (f) Indebtedness secured by any Lien on any property of that Person, even if that Person has not assumed such Indebtedness.

         INDIAN JOINT VENTURE means, for so long as Florsheim beneficially owns at least twenty percent (20%) of all outstanding capital stock thereof, Florind Shoes Limited or any successor thereto.

         INFORMATION SYSTEMS AND EQUIPMENT means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by any Borrower or any of their Subsidiaries, including through third-party service providers, and which are integral to the Borrowers' or any of their respective Subsidiaries' conduct of their business.

         INSOLVENCY EVENT means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, (b) the voluntary commencement of any proceeding or the filing of any petition under any bankruptcy, insolvency or similar law,
(c) the seeking of dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (d) the filing of any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, (e) such Person shall make a general assignment for the benefit of its creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business. Insolvency Event shall also mean, with respect to any Person, the occurrence of any of the following: an involuntary proceeding or involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petitions shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing, or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

         INSURANCE PROCEEDS means the proceeds of any insurance or any judgements or settlements made in lieu thereof resulting from a casualty with respect to the Collateral or any part thereof.

         INTEREST EXPENSE means the aggregate consolidated expense (net of cash interest received) of the Consolidated Entity for interest on Indebtedness, including, without limitation, the interest portion of any deferred payment obligation and the interest component of any capital lease obligation, but excluding amortization of original issue discount and incurrence fees (to the extent included in interest expense).

         INTEREST PERIOD means, for any LIBOR Rate Loan, the period commencing on the date of such Borrowing and ending on the last day of the period selected by the Borrower Representative pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower Representative may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided, that the Borrower Representative may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         INTEREST RATE AGREEMENT means any interest rate protection or hedge agreement, including, without limitation, interest rate future, option, swap, and cap agreements.

         INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         INVENTORY has the meaning set forth in the Security Agreement.

         INVESTMENT means all expenditures made and all liabilities incurred (contingently or otherwise) for or in connection with the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or acquisition of substantially all the assets of, a Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and
(iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

         ISSUING BANK means Bankers Trust Company/Deutsche Bank or any Lender or other financial institution that is acceptable to the Agent and the Borrowers which may at any time issue or be requested to issue a Letter of Credit for the account of a Borrower.

         ISSUING BANK FEES has the meaning set forth in Section 4.3(b).

         LENDER ADVANCES has the meaning set forth in Section 2.2.

         LETTER OF CREDIT FEE has the meaning set forth in Section 4.3(a).

         LETTER OF CREDIT OBLIGATIONS means the sum of the aggregate undrawn face amount of all Letters of Credit outstanding, plus the aggregate amount of all drawings under Letters of Credit for which the Borrowers have not reimbursed the Issuing Bank, plus the aggregate amount of all payments made by Lenders to the Issuing Bank for their participations in Letters of Credit, for which the Borrowers have not reimbursed the Lenders.

         LETTER OF CREDIT REQUEST has the meaning set forth in Section 3.3.

         LETTERS OF CREDIT means all letters of credit issued for the account of a Borrower under Article 3 and all amendments, renewals, extensions or replacements thereof.

         LIBOR LENDING OFFICE means, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" opposite its name on Annex I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office).

         LIBOR RATE means, with respect to any Interest Period for each LIBOR Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a whole multiple of one-sixteenth (1/16) of one percent (1.00%)) of the offered quotation, if any, to first class banks in the London (U.K.) interbank market by Bankers Trust Company for United States dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan of BTCC for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. Chicago time two (2) Business Days prior to the commencement of such Interest Period.

         LIBOR RATE LOAN means a Revolving Loan that bears interest as provided in Section 4.l(b) hereof.

         LIBOR RATE MARGIN means two and three quarters percent (2.75%) per annum for each Interest Period for a LIBOR Rate Loan, provided however, that if the ratio of (1) EBITDA to (2) Interest Expense, as at the end of any fiscal quarter commencing with the fiscal quarter ending September 30, 2000 (measured on the basis of the four fiscal quarters ending with any such fiscal quarter) shall fall within any of the ranges set forth in the schedule below, based on such financial reports delivered by Florsheim to Agent sufficient to Agent's reasonable satisfaction confirming such fact, and so long as no Default or Event of Default then exists, the LIBOR Rate

Margin shall be adjusted, effective on the first day of the calendar month following the month in which Agent has confirmed such fact, to the rate set opposite such range in the schedule below for any Interest Period occurring during the three (3) calendar months commencing with the month in which the reduction in the LIBOR Rate Margin is effective (except that notwithstanding the foregoing, if a Default or Event of Default shall occur during any period during the term hereof in which Borrower is otherwise entitled to the benefit of a reduced LIBOR Rate Margin, no such reduction shall be effective during the pendency of any such Default or Event of Default):


===============================================================
           RANGE OF RATIO                    LIBOR RATE MARGIN
---------------------------------------------------------------
2.5 to 1 or greater, but less than                       2.50%
3.0 to 1
---------------------------------------------------------------
3.0 to 1 or greater, but less than                       2.25%
3.5 to 1
---------------------------------------------------------------
3.5 to 1 or greater                                      2.00%
===============================================================


         LIEN means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, financing lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

         LINE OF CREDIT means the aggregate revolving line of credit extended pursuant to this Credit Agreement by the Lenders to the Borrower for Revolving Loans and Letters of Credit, in an amount up to $110,000,000, as such amount may be reduced from time to time pursuant to the respective terms and provisions hereof.

         LOAN ACCOUNT has the meaning set forth in Section 4.7.

         LOCKBOXES has the meaning set forth in Section 4.9

         LOCKBOX ACCOUNT has the meaning set forth in Section 4.9.

         LOCKBOX AGREEMENTS has the meaning set forth in Section 4.9.

         LOCKBOX BANKS has the meaning set forth in Section 4.9.

         MAJORITY LENDERS means those Lenders holding in the aggregate more than fifty percent (50%) of the total Commitments, or if the Commitments are terminated, those Lenders owed more than fifty percent (50%) of the Revolving Loans and Letter of Credit Obligations then outstanding.

         MATERIAL ADVERSE EFFECT means a material adverse effect on (i) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Florsheim and the other Borrowers and their consolidated Subsidiaries taken as a whole, (ii) the ability of the Borrowers (taken as a whole) to perform their obligations under the Credit Documents to which they are a party, or on the ability of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or
(iii) the value of the Collateral (taken as a whole), or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

         MATERIAL CONTRACT means any contract or other arrangement to which Florsheim or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         MOODY'S means Moody's Investor Services, Inc., or any successor thereto.

         MORTGAGE shall mean, with respect to real property owned by any Borrower, each mortgage or deed of trust executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, and with respect to real property leased by each such Borrower, each leasehold mortgage or leasehold deed of trust, if any, executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, as any of the same may be amended, modified, supplemented, extended or renewed from time to time.

         MULTIEMPLOYER PLAN means a "multiemployer plan" (as defined in Section 4001(a) (3) of ERISA) to which Florsheim, any of its Subsidiaries or any ERISA Affiliate has contributed within the past three years or with respect to which Florsheim or any of its Subsidiaries could reasonably be expected to incur any liability.

         NET CASH PROCEEDS shall mean, with respect to the sale or disposition of any asset, the aggregate amount of cash received by a Borrower (including cash payments received in respect of deferred payment pursuant to any note or installment receivable or otherwise and state or federal income tax refunds attributable to such sale or disposition, but in each case only as and when received) in respect of such sale or disposition minus (i) all fees, commissions, expenses and taxes incurred in connection with such sale or disposition, (ii) the principal amount of Indebtedness of any Borrower which is senior (in lien priority) to the Indebtedness hereunder and which by its terms is required to be and is repaid, and (iii) any amount considered appropriate by Florsheim, in good faith, to provide reserves for payment of indemnities or liabilities that may be incurred in connection with such sale or disposition. For purposes of this definition, if taxes or other expenses payable in connection with the sale or disposition of any asset are not known as of the date of such sale or disposition, then such fees, commissions, expenses or taxes shall be estimated by Florsheim, in good faith, and such estimated amounts shall be deducted therefrom.

         NOTICE OF BORROWING means an irrevocable and binding notice delivered by the Borrower Representative to the Agent either by telephone or by facsimile transmission (and if by telephone, confirmed in writing), of the Borrower Representative's request for a Borrowing, which notice shall be substantially in the form of Exhibit B.

         NOTICE OF CONTINUATION has the meaning set forth in Section 4.14(a).

         NOTICE OF CONVERSION has the meaning set forth in Section 4.14(b).

         OBLIGATIONS means the unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event), reimbursement obligations under Letters of Credit, Fees, Expenses and all other obligations and liabilities of the Borrowers to the Agent, the Issuing Bank or to the Lenders under this Credit Agreement, the Revolving Notes, or any other Credit Document.

         PATENT SECURITY AGREEMENT means, collectively, the Patent Security Agreements executed by certain of the Borrowers in favor of the Agent in the form attached hereto as Exhibit C.

         PERMITTED DISCRETION means the Agent's judgment exercised in good faith and not in an irrational manner based upon its consideration of any factor which the Agent believes in good faith could adversely affect the value of any Collateral, including any Inventory or Accounts or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral. In exercising such judgment, the Agent may consider such factors which are already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) changes in collection history and dilution with respect to the Accounts, (ii) changes in levels of backlog of firm purchase orders and demand for, and pricing of, Inventory, (iii) changes in any concentration of risk with respect to Accounts and Inventory, and
(iv) any other factors that change the credit risk of lending to the Borrower on the security of the Accounts and Inventory.

         PERMITTED LIENS means the Liens referred to in clauses (a) through (l) of Section 8.4.

         PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and its successors, heirs and assigns.

         PLAN means any Benefit Plan, Multiemployer Plan, or Retiree Health Plan, or any employee benefit plan, fund, program or arrangement, whether oral or written, maintained or contributed to by Florsheim or any of its Subsidiaries, or with respect to which any of them could reasonably be expected to incur liability.

         PRIME LENDING RATE means the rate which Bankers Trust Company/Deutsche Bank (New York office) publicly announces as its prime lending rate, from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company/Deutsche Bank and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         PRIME RATE LOAN means a Revolving Loan that bears interest as provided in Section 4.1(a) hereof.

         PROPORTIONATE SHARE of a Lender means a fraction, expressed as a percentage, obtained by dividing its Commitment by the Line of Credit or, if the Commitments are terminated, by dividing its then outstanding Revolving Loans and Letter of Credit participations by the then outstanding aggregate Revolving Loans and Letter of Credit Obligations.

         PURCHASE MONEY LIENS has the meaning set forth in Section 8.3(e).

         REGISTER has the meaning set forth in Section 11.8.

         REGULATION D means Regulation D of the Federal Reserve Board, as in effect from time to time.

         REGULATION Z means Regulation Z of the Federal Reserve Board, as in effect from time to time.

         REPORTABLE EVENT means any of the events described in Section 4043 of ERISA and the regulations thereunder.

         REQUIREMENT OF LAW means, with respect to any Person, (a) the Governing Documents of such Person, (b) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority binding on such Person, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

         RETIREE HEALTH PLAN means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, and any other plan, program or arrangement, whether oral or written, that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

         REVOLVING LOANS has the meaning set forth in Section 2.1.

         REVOLVING NOTE means a promissory note of the Borrowers payable to the order of any Lender, substantially in the form of Exhibit D.

         S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         SECURITY AGREEMENT means the Security Agreement of even date herewith executed in favor of the Agent by the Borrowers in the form of Exhibit E.

         SETTLEMENT DATE has the meaning set forth in Section 2.4(a).

         SUBSIDIARY of a Person means a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity.

         TERMINATION EVENT means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of a Borrower, any of its Subsidiaries or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a) (2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041 (c) of ERISA); (iv) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

         TRANCHE B AVAILABILITY means an amount equal to $10,000,000, which amount shall automatically and permanently be reduced by $2,000,000 per month commencing with the last Business Day of August, 2000, and on the last Business Day of each month thereafter until reduced to zero ($0).

         TRADEMARK SECURITY AGREEMENT means, collectively, the Trademark Security Agreement executed by certain of the Borrowers in favor of the Agent in the form attached hereto as Exhibit F.

         TYPE means a LIBOR Rate Loan or a Prime Rate Loan.

         UNRESTRICTED PROCEEDS means the sum of (i) the net proceeds of any Indebtedness permitted by Section 8.3(f) hereof, and (ii) the net proceeds received by a Borrower from a public offering or private placement of equity securities (including, without limitation, common stock, preferred stock and warrants and options to acquire the same) of such Borrower minus, but without duplication, all underwriting discounts and commissions, placement fees and other professional fees, expenses and taxes incurred in connection with such offering or placement. For purposes of this definition, if any such discounts, commissions, fees, expenses or taxes payable in connection with such offering or placement are not known as of the date of the distribution of the proceeds thereof, then such discounts, commissions, fees, expenses or taxes shall be estimated in good faith by Florsheim and such estimated amounts shall be deducted from the calculation of such net proceeds.

         UNUSED LINE FEE has the meaning set forth in Section 4.2.

         YEAR 2000 COMPLIANT means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information

Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise materially impair the accuracy or functionality of Information systems and Equipment.

         1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements referred to in Section 6.9. All accounting determinations for purposes of determining compliance with the financial covenants contained in Article 8 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements as of and for the fiscal year ended January 2, 1999. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section
7.1 demonstrating compliance with the covenants contained herein shall include, at the election of the Borrower or upon the request of the Majority Lenders, calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

         1.3 OTHER TERMS; HEADINGS. Terms used herein and not otherwise defined in Article 1 that are defined in the Uniform Commercial Code in effect in the State of Illinois (the "Code") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 11.11 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.


                                    ARTICLE 2

                                REVOLVING LOANS

         2.1 REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions set forth in this Credit Agreement, and in reliance on the representations and warranties of the Borrowers set forth herein, on and after the Closing Date and to and excluding the Expiration Date, each Lender severally agrees to make loans and advances to the Borrower (each a "Revolving Loan") in an amount not to exceed at any time its Proportionate Share of the lesser at such time of the Line of Credit and the Borrowing Base minus, in each case, the then outstanding Letter of Credit Obligations. (Only those Lenders which are designated as Tranche B Lenders on Annex 1 hereto are obligated to make loans and advances to the Borrowers against the Tranche B Availability.)

         2.2 BORROWING OF REVOLVING LOANS. Revolving Loans shall be made available to the Borrower Representative directly by the Lenders ("Lender Advances") or, in the circumstances described in Section 2.2(b), from the Agent acting on behalf of the Lenders ("Agent Advances").

                  (a) LENDER ADVANCES. Subject to the determination by the Agent and the Lenders that the conditions for borrowing contained in Section
         5.2 are satisfied, upon receipt of a Notice of Borrowing from the Borrower Representative received by the Agent before noon Chicago time on a Business Day, Lender Advances of Revolving Loans shall be made to the extent of each Lender's Proportionate Share of the requested Borrowing. Each Notice of Borrowing shall specify whether the requested Borrowing is of Prime Rate Loans or LIBOR Rate Loans. So long as the Borrowers continue to have Tranche B Availability hereunder, such Lender Advances shall first be made against the Tranche B Availability before any other Lender Advances are made.

                  (b) AGENT ADVANCES. The Agent is authorized by the Lenders, but is not obligated, to make Agent Advances upon a receipt of any Notice of Borrowing received by the Agent before 3:00 P.M. Chicago time on a Business Day. Agent Advances shall be subject to periodic settlement with the Lenders under Section 2.4. Agent Advances may be made only in the following circumstances:

                           (i) NORMAL COURSE AGENT ADVANCES. For administrative
                  convenience, the Agent may, but is not obligated, to make Agent Advances up to the amount available for borrowing under
                  Section 2.1 in reliance upon the actual or deemed representations of the Borrowers under Section 5.2 that the conditions for borrowing are satisfied.

                           (ii) OTHER AGENT ADVANCES. (A) When the conditions
                  for borrowing under Section 5.2 cannot be fulfilled, and notwithstanding the Borrowing Base limitation of Section 2.1, the Lenders authorize the Agent, in its sole discretion, to make Revolving Loans ("Interim Advances"), to the Borrowers during the period commencing on the date the Agent first receives a Notice of Borrowing requesting an Interim Advance until the earliest of (1) the tenth (10th) Business Day after such date, (2) the date the Borrower is again able to comply with such Borrowing Base limitation and conditions precedent, or obtains an amendment or waiver with respect thereto and (3) the date the Majority lenders instruct the Agent, or the Agent determines, to cease making Interim Advances (in each case, the "Interim Advance Period").

                           (B) The Agent shall not, in any event, make any
                  Interim Advances in excess of ten percent (10%) of the Borrowing Base on the first day of the Interim Advance Period, calculated without giving effect to Interim Advances made on such day, and, in no event, if such Interim Advance would result in outstanding Revolving Loans and Letters of Credit exceeding the Line of Credit.

                           (C) All amounts received by the Agent during an
                  Interim Advance Period on account of the Obligations, whether in the form of payments from the

                  Borrower, collections on the Collateral or otherwise, shall, so long as any Interim Advances made during such Interim Advance Period are outstanding, be applied by the Agent, first, to the repayment of such Interim Advances and, second, in accordance with Section 4.10.

                  (c) DISBURSEMENT OF REVOLVING LOANS. The proceeds of Revolving Loans shall be transmitted: (x) in the circumstances described in
         Section 3.5, by the Agent directly to the Issuing Bank, and (y) in all other circumstances, by the Agent or Lenders, as the case may be.

                  (d) NOTICES OF BORROWING. Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing. The Borrower Representative shall specify in each Notice of Borrowing whether the conditions for the requested Borrowing are satisfied. The Borrower Representative may request one or more Borrowings of Revolving Loans constituting Prime Rate Loans on the same Business Day. Each Notice of Borrowing for LIBOR Rate Loans shall be given not later than noon Chicago time on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of LIBOR Rate Loans, shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The right of the Borrower Representative to choose LIBOR Rate Loans is subject to the provisions of Section 4.12. Once given, a Notice of Borrowing is irrevocable by and binding on the Borrowers. The Borrower Representative shall provide to the Agent a list, with specimen signatures, of officers authorized to request Revolving Loans. The Agent is entitled to rely upon such list until it is replaced by the Borrower Representative.

         2.3 NOTICE OF REQUEST FOR LENDER ADVANCES. Subject to the last sentence of this Section, the Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that is received pursuant to
Section 2.2(a) and is to be satisfied by Lender Advances. No later than 3:00 P.M. Chicago time on the date of receipt of such notice, each Lender shall make available for the account of its Applicable Lending Office to the Agent at the Agent's address for deposit into the Loan Disbursement Account, its Proportionate Share of such Borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to any such Borrowing, it is entitled to assume that each Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Lender, without the necessity of giving daily notice to each Lender of the receipt of a Notice of Borrowing.

         2.4      PERIODIC SETTLEMENT OF AGENT ADVANCES; INTEREST AND FEES;
STATEMENTS.

                  (a) THE SETTLEMENT DATE; ALLOCATION OF INTEREST AND FEES. The amount of each Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Loans (including Agent Advances) and repayments received by the Agent as of 5:00 P.M. Chicago time on the last Business Day of the period specified by the Agent (such date, the "Settlement Date").

                  (b) SUMMARY STATEMENTS; SETTLEMENTS. The Agent shall deliver to the Borrower Representative and each of the Lenders promptly after the Settlement Date a summary statement of the account of outstanding Loans (including Agent Advances) for the period, the amount of repayments received for the period, and the amount allocated to each Lender of the interest and Unused Line Fee for the period. After application of payments under Section 4.10, as reflected on the summary statement: (i) the Agent shall transfer to each Lender its allocated share of interest and Unused Line Fee, and its Proportionate Share of repayments; and (ii) each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received by the Lenders prior to 12:00 noon Chicago time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. Chicago time that day; and, if received after 12:00 noon Chicago time, then no later than 3:00 P.M. Chicago time on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

                  (c) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES. Interest on the Revolving Loans (including Agent Advances) and the Unused Line Fee shall be allocated by the Agent to each Lender (i) in the case of interest, in accordance with the Revolving Loans actually advanced by and repaid to such Lender and (ii) in the case of the Unused Line Fee, in accordance with the Proportionate Share of such Lender. Interest shall accrue from and including the date Revolving Loans are advanced and to but excluding the date such Revolving Loans are either repaid by the Borrowers or, if later, actually settled under this Section. Promptly after the end of each month, the Agent shall distribute to each Lender its portion, allocated as provided above, of the interest and Unused Line Fee which has accrued during such month.

         2.5 SHARING OF PAYMENTS. If any Lender shall obtain any payment (whether made voluntarily or involuntarily, or through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans made by it or its participation in the Letter of Credit Obligations in excess of its Proportionate Share of payments on account of the Revolving Loans or Letter of Credit Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5, to the fullest extent permitted by law, may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers (or any of them) in the amount of such participation.

         2.6      DEFAULTING LENDERS.

                  (a) A Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amounts owing by it to the Agent, is a "Defaulting Lender." The Agent is entitled to recover from such Defaulting Lender all such amounts owing by such Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrower Representative and the Borrowers shall pay such amounts within five (5) Business Days of its receipt of such notice. In addition, the Defaulting Lender or the Borrowers shall pay to the Agent for its own account interest on such amount for each day from the date it was made available by the Agent to the Borrowers to the date it is recovered by the Agent at a rate per annum equal to (x) the overnight Federal Funds Rate, if paid by the Defaulting Lender, or
         (y) the then applicable rate of interest calculated under Section 4.1, if paid by the Borrowers; plus, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations. Nothing herein shall be deemed to relieve any Lender of its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrowers under clause
         (y) above on account of such Defaulting Lender's default.

                  (b) The failure of any Lender to fund its Proportionate Share of a Revolving Loan shall not relieve any other Lender of its obligation to fund its Proportionate Share of a Revolving Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund its Proportionate Share of a Revolving Loan.

                  (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received by it for the account of such Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to such Lender until (x) the Obligations under this Credit Agreement shall have been declared or shall have become immediately due and payable or (y) the Majority Lenders, the Agent and the Borrowers shall have waived such

         Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

         2.7 RELIANCE ON NOTICES; APPOINTMENT OF BORROWER REPRESENTATIVE. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing or similar notice believed by Agent to be genuine. Agent may assume that each person executing and delivering such notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary or, in the case of Notice of Borrowing, unless the notice is not executed by an officer designated by the Borrower Representative under Section 2.2(d).. Each Borrower hereby designates Florsheim ("Borrower Representative") as its representative and agent on its behalf for the purpose of issuing a Notice of Borrowing, giving instructions with respect to the disbursement of the proceeds of the loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Credit Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Credit Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Credit Document from the Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                                    ARTICLE 3

                               LETTERS OF CREDIT

         3.1 ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions hereof and in reliance on the representations and warranties of the Borrowers set forth herein, the Agent shall cause the Issuing Bank to issue Letters of Credit hereunder at the request of the Borrower Representative and for its account, as more specifically described below. The Agent shall not be obligated to cause the Issuing Bank to issue any Letter of Credit if:

                  (a) issuance of the requested Letter of Credit (i) would cause the Letter of Credit Obligations then outstanding to exceed $25,000,000, or (ii) would cause the sum of the Revolving Loans plus the Letter of Credit Obligations then outstanding to exceed the lesser of (x) the Line of Credit then in effect and (y) the Borrowing Base then in effect; or

                  (b) issuance of the Letter of Credit is enjoined, restrained or prohibited by any Governmental Authority, Requirement of Law or any request or directive of any Governmental Authority (whether or not having the force of law) or would impose upon the Agent or the Issuing Bank any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent or the Issuing Bank is not otherwise compensated) not in effect or known as of the Closing Date.

         3.2 TERMS OF LETTERS OF CREDIT. The proposed terms and conditions, and form of each Letter of Credit (and of any drafts or acceptances thereunder) shall be subject to approval by the Issuing Bank. The term of each standby Letter of Credit shall not exceed three hundred sixty-five (365) days, but may be subject to annual renewal. The term of each documentary Letter of Credit shall not exceed one hundred eighty (180) days. No Letter of Credit shall have an expiry date later than five (5) Business Days prior to the Expiration Date; provided, however, that any Issuing Bank may, but shall not be obligated to, issue Letters of Credit having terms not exceeding ninety (90) days beyond the Expiration Date, so long as such Letters of Credit are collateralized by cash in an amount equal to 110% of the face amount of all such Letters of Credit as of the date of issuance.

         3.3 NOTICE OF ISSUANCE. A request for issuance of a Letter of Credit (a "Letter of Credit Request") may be given in writing or electronically and, if requested by the Agent, promptly confirmed in writing. A Letter of Credit Request must be received by the Agent no later than 1:00 P.M. Chicago time at least four (4) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance.

         3.4 LENDERS' PARTICIPATION. Immediately upon issuance or amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in all rights and obligations under such Letter of Credit (other than fees and other amounts owing to the Issuing Bank) in accordance with such Lender's Proportionate Share.

         3.5 PAYMENTS OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. The Agent shall notify the Borrower Representative of the receipt by the Agent of notice from the Issuing Bank of a draft or other presentation for payment or drawing under a Letter of Credit not later than 11:00 A.M. Chicago time on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. Unless the procedures set forth in Section 9.2(c) shall be applicable, the Borrower Representative shall be deemed to have concurrently given a Notice of Borrowing to the Agent to make a Revolving Loan in the amount of and at the time of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

         3.6 PAYMENT BY LENDERS. If a Revolving Loan is not made in an amount sufficient to reimburse the Issuing Bank in full for the amount of any draw under a Letter of Credit, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent, for the account of the Issuing Bank, the amount of its participation in immediately available funds not later than 1:00 P.M. Chicago time on the next Business Day after such Lender receives notice from the Agent of the amount of such Lender's participation in such unreimbursed amount. If any Lender fails to make available to the Agent the amount of such Lender's participation, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for the first three Business Days and thereafter at the Prime Lending Rate. For each Letter of Credit, the Agent shall promptly distribute to each Lender which has funded the amount of its participation its Proportionate Share of all payments subsequently received by the Agent from the Borrower in reimbursement of honored drawings.

         3.7 OBLIGATIONS ABSOLUTE. The obligations of the Borrowers to reimburse the Lenders under Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, upon the occurrence and during the continuance of an Event of Default.

         3.8 AGENT'S EXECUTION OF APPLICATIONS AND OTHER ISSUING BANK
DOCUMENTATION: RELIANCE ON CREDIT AGREEMENT BY ISSUING BANK. The Agent shall be authorized to execute, deliver and perform on behalf of the Lenders such letter of credit applications, shipping indemnities, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of Letters of Credit requested by the Borrower hereunder. The Lenders, the Agent and the Borrowers all expressly agree that the terms of this
Article 3 and various other provisions of this Credit Agreement identifying the Issuing Bank are also intended to benefit the Issuing Bank and the Issuing Bank shall be entitled to enforce the provisions hereof which are for its benefit.


                                    ARTICLE 4

                            COMPENSATION, REPAYMENT

                          AND REDUCTION OF COMMITMENTS

         4.1      INTEREST ON REVOLVING LOANS.

                  (a) Interest on the unpaid principal amount of Revolving Loans which are Prime Rate Loans shall be payable monthly in arrears, on the first Business Day of each month, at an interest rate per annum equal to the Prime Lending Rate plus one and three-quarters percent (1.75%) calculated on the net balances owing to the Agent and the Lenders at the close of business each day during such month. The rate hereunder shall change each day the Prime Lending Rate changes.

                  (b) Interest on Revolving Loans which are LIBOR Rate Loans shall be payable on the last day of each Interest Period (provided, that in the case of any LIBOR Rate Loan having an Interest Period of six (6) months, such interest shall be payable on the ninetieth day occurring in such Interest Period and on the last day of such Interest Period) with respect to such LIBOR Rate Loans, at the date of conversion of such LIBOR Rate Loans (or a portion thereof) to a Prime Rate Loan and at maturity of such LIBOR Rate Loans at an interest rate per annum equal during the Interest Period for such LIBOR Rate Loans to the LIBOR Rate for the Interest Period in effect for such LIBOR Rate Loans plus the LIBOR Rate Margin. After maturity of such LIBOR Rate Loans (whether by acceleration or otherwise), interest shall be payable upon demand. The Agent upon determining the LIBOR Rate for any Interest Period shall promptly notify the Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

                  (c) Notwithstanding the provisions of Sections 4.1(a) and (b), the Borrower shall pay to each Lender, so long as and to the extent such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Revolving Loan comprised of LIBOR Rate Loans of such Lender, from the date of such LIBOR Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBOR Rate for the applicable Interest Period for such LIBOR Rate Loan from (b) the rate obtained by dividing such LIBOR Rate by a percentage equal to 1 minus the stated maximum rate (stated as a decimal) applicable two (2) Business Days before the first day of such Interest Period of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents) having a term equal to the Interest Period applicable to such LIBOR Rate Loan. Such Lender shall as soon as practicable provide notice to the Agent and the Borrower of any such additional interest arising in connection with such LIBOR Rate Loan, which notice shall be conclusive and binding, absent demonstrable error.

                  (d) Notwithstanding the provisions of Sections 4.1(a) and (b), interest on Revolving Loans outstanding against the Tranche B Availability shall be calculated at a rate per annum equal to eleven and one-half percent (11.5%). If, for any reason, Revolving Loans against Tranche B Availability remain outstanding after December 31, 2000, then in such event the rate of interest applicable to such loans is to be increased by one percent (1%) per annum on January 1, 2001 and on the first day of each July and January thereafter until the Tranche B Availability is reduced to zero (0).

         4.2 UNUSED LINE FEE. The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, a non-refundable fee (the "Unused Line Fee") equal to three-eights of one percent (.375%) per annum of the unused portion of the Line of Credit. The Unused Line Fee shall accrue daily from the Closing Date until the Expiration Date, and shall be due and payable monthly in arrears, on the first Business Day of each month and on the Expiration Date. The aggregate undrawn face amount of Letters of Credit shall constitute use of the Line of Credit for purposes of calculating the Unused Line Fee.

         4.3      LETTER OF CREDIT FEES.

                  (a) The Agent, for the ratable benefit of the Lenders, shall be entitled to charge to the account of the Borrowers, in arrears, on the first Business Day of each month, a fee (the "Letter of Credit Fee"), in an amount equal to (i) two and three-quarters percent (2.75%) per annum of the daily weighted average undrawn amount of Letters of Credit (other than documentary Letters of Credit) outstanding during the immediately preceding month, and (ii) one and three-quarters percent (1.75%) per annum of the daily weighted average undrawn amount of documentary Letters of Credit outstanding during the immediately preceding month.

                  (b) The Agent shall also be entitled to charge to the account of the Borrower, as and when incurred by the Agent or any Lender, the customary charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by any Issuing Bank (the "Issuing Bank Fees") in connection with the issuance, transfer, drawing, amendment or negotiation of any Letters of Credit by the Issuing Bank. Each determination by the Agent of Letter of Credit Fees, Issuing Bank Fees and other fees, costs and expenses charged under this Section shall be conclusive and binding for all purposes, absent manifest error.

         4.4 INTEREST AND LETTER OF CREDIT FEES AFTER EVENT OF DEFAULT. From the date of occurrence of an Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been waived, interest on the Revolving Loans and Letter of Credit Fees on Letter of Credit Obligations shall each be payable on demand as a rate per annum equal to, with respect to the Revolving Loans, the rate in effect under Section 4.1, plus two percent (2%) (the "Default Rate"), and with respect to the Letter of Credit Obligations, the rate at which Letter of Credit Fees are charged pursuant to the first sentence of Section 4.3(a), plus two percent (2%).

         4.5 EXPENSES. The Borrowers shall reimburse the Expenses of the Agent, or any Lender, as the case may be, promptly upon demand.

         4.6      MANDATORY PAYMENT; REDUCTIONS OF COMMITMENTS.

                  (a) Except during the period described in Section 2.2(b)(ii), the aggregate outstanding principal amount of Revolving Loans plus Letter of Credit Obligations at any time in excess of the lesser at such time of (i) the Borrowing Base and (ii) the Line of Credit, shall be immediately due and payable without the necessity of any demand.

                  (b) On the Expiration Date, the Commitment of each Lender shall automatically reduce to zero (-0-) and may not be reinstated.

                  (c) The Borrowers may reduce or terminate the Line of Credit at any time and from time to time in whole or in part; provided, that each such reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000 in excess thereof). Once reduced, no portion of the Line of Credit may be reinstated. If the Borrowers seek to reduce the Line of Credit to an amount less than $25,000,000, then the Line of Credit shall be reduced to zero (-0-).

                  (d) If any Borrower shall make any sale or distribution of any assets permitted pursuant to Section 8.6 hereof, the Borrowers shall prepay the outstanding balance of the Revolving Loans at the time of such sale or disposition from the proceeds thereof in an amount equal to the lesser of (i) the Revolving Loans then outstanding or (ii) the Net Cash Proceeds received in connection with such sale or disposition. Any prepayments required to be made under this subsection (d) shall not constitute a permanent reduction of the Line of Credit.

         4.7 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The Agent shall maintain an account on its books in the name of Florsheim (the "Loan Account") in which the Borrowers will be charged with all loans and advances made by the Lenders to the Borrowers or for the account of the Borrowers, including the Revolving Loans, and all Letter of Credit Obligations, the Fees, the Expenses and any other Obligations, as and when such payments become due. The Loan Account will be credited with all payments received by the Agent from the Borrowers or for the account of the Borrowers, including all amounts received in the BT Account from the Lockbox and Collection Banks. After the end of each month, the Agent shall send the Borrower Representative a monthly statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Lenders and the Borrowers during that month, provided, that the failure of the Agent to send such statement to the Borrower Representative shall not relieve the Borrowers of any Obligations. Absent manifest error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers, unless Agent receives a written statement of the Borrowers' exceptions thereto within sixty (60) days after any such monthly statement is mailed.

         4.8 PAYMENT PROCEDURES. Payments of principal, interest, Fees and Expenses shall be made not later than 2:00 P.M. Chicago time on the day when due, in immediately available dollars, to the offices of the Agent, at the address set forth in Section 11.7, or as the Agent may otherwise direct the Borrowers. The Borrowers hereby authorize the Agent to charge the Loan Account with the amount of all payments to be made hereunder and under the other Credit Documents, including all Fees and Expenses, as and when such payments become due. The obligation of the Borrowers to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section or by the charging of the Loan Account by the Agent.

         4.9 COLLECTION OF ACCOUNTS. Until instructed otherwise by the Agent, the Borrowers shall be entitled to receive Collections directly from retail customers and deposit such Collections in local depository banks in accordance with its historical practices. The Borrowers, the Agent and financial institutions selected by Florsheim and acceptable to the Agent (the "Collection Banks") shall enter into agreements substantially in the form of Exhibit G-1 (the "Depositary Account Agreements"), which among other things shall provide for the opening of an account for the deposit of Collections (a "Collection Account") at a Collection Bank. All Collections and other amounts received by the Borrowers from any retail customer, in addition to all other cash received from any other Collateral, shall upon receipt be deposited directly into a Collection Account, or into a local depository bank which shall be instructed to make daily transfers of all collected amounts to a Collection Account. Termination of such arrangements shall also be subject to approval by the Agent. Upon the terms and subject to the conditions set forth in the Depositary Account Agreements, all available amounts held in each Collection Account shall be wired each Business Day into an account (the "BT Account") maintained by the Agent at Bankers Trust Company/Deutsche Bank. Amounts received in the BT Account from the Collection Banks shall be credited to the Loan Account and distributed and applied as set forth in Section 4.10.

         The Borrowers shall at all times maintain lockboxes ("Lockboxes") and shall instruct all wholesale account debtors on the Accounts of the Borrowers to remit all Collections therefrom to the Lockboxes. The Borrowers, the Agent and financial institutions selected by Florsheim and acceptable to the Agent (the "Lockbox Banks") shall enter into agreements substantially in the form of Exhibit G-2 (the "Lockbox Agreements"), which among other things shall provide for the opening of an account for the deposit of all such Collections (a "Lockbox Account") at a Lockbox Bank. All such Collections and other amounts received by the Borrowers from any wholesale account debtor, in addition to all other cash received from any other source shall upon receipt be deposited into a Lockbox Account. Termination of such arrangements shall also be subject to approval by the Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all available amounts held in each Lockbox Account shall be wired each Business Day into the BT Account. Amounts received in the BT Account from the Lockbox Banks shall be credited to the Loan Account and distributed and applied as set forth in Section 4.10.

         4.10 DISTRIBUTION AND APPLICATION OF COLLECTIONS AND OTHER AMOUNTS. All Collections received by the Agent, and all other amounts received by the Borrowers from any account debtor and delivered to the Agent, shall be credited to the Loan Account, unless an Event of Default has occurred and is continuing, in which case such Collections and other amounts shall be distributed and applied in the following order: first, to the payment of any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including Agent Advances and any other amounts advanced by the Agent on behalf of the Lenders; second, to the payment of any Fees, Expenses or other Obligations due and payable to the Issuing Bank under any of the Credit Documents; third, to the ratable payment of any Fees, Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section; fourth, to the ratable payment of interest due on the Revolving Loans; and, fifth, to the ratable payment of principal due on the Revolving Loans. Notwithstanding the foregoing, in the event that the Obligations are declared due and payable pursuant to Section 9.2 hereof at a time when Revolving Loans are outstanding against the Tranche B Availability, any distributions for the ratable payment of interest and principal on the Revolving Loans shall be made by the Agent as if no such Tranche B Availability Revolving Loans were outstanding, to the effect that all interest and principal on all other outstanding loans shall be paid prior to the payment of interest and principal on any Revolving Loans outstanding against Tranche B Availability.

         4.11 CALCULATIONS. All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

         4.12     SPECIAL PROVISIONS RELATING TO LIBOR RATE LOANS.

                  (a) CONTINUATION. With respect to any Borrowing consisting of LIBOR Rate Loans, the Borrower Representative may, subject to the provisions of Section 4.12(c), elect to maintain such Borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than noon Chicago time on the third Business Day prior to the date of any such continuation relating to LIBOR Rate Loans, by the Borrower Representative to the Agent. Such notice by the Borrower Representative of a continuation (a "Notice of Continuation") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of Exhibit H, in each case specifying (i) the date of such continuation, (ii) the Type of Revolving Loans subject to such continuation, (iii) the aggregate amount of Revolving Loans subject to such continuation and (iv) the duration of the selected Interest Period. The Borrower Representative may elect to maintain more than one Borrowing consisting of LIBOR Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.12(a). If the Borrower Representative shall fail to select a new Interest Period for any Borrowing consisting of LIBOR Rate Loans in accordance with this
         Section 4.12(a), such Revolving Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

                  (b) CONVERSION. The Borrower Representative may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given to the Agent, and subject to the provisions of
         Section 4.12(c), convert the entire amount of or a portion of all Revolving Loans of one Type comprising the same Borrowing into Revolving Loans of another Type; provided, that any conversion of any LIBOR Rate Loans into Revolving Loans of another Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and, upon conversion of any Prime Rate Loans into Revolving Loans of another Type, the Borrowers shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than Noon Chicago time on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into LIBOR Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of Exhibit I, in each case specifying (i) the requested date of such conversion, (ii) the Type of Revolving Loans to be converted (iii) the portion of such Type of Revolving Loan to be converted, (iv) the Type of Revolving Loans such Revolving Loans are to be converted into and

         (v) if such conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Loan. Each conversion shall be in an aggregate amount for the Revolving Loans of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower Representative may elect to convert the entire amount of or a portion of all Revolving Loans of one Type comprising more than one Borrowing into Revolving Loans of another Type by combining such Borrowers into one Borrowing; provided, that if the Borrowers so combined consist of LIBOR Rate Loans, such Loans shall have Interest Periods ending on the same date.

                  (c) CERTAIN LIMITATIONS ON LIBOR RATE LOANS. The right of the Borrowers to maintain, select, continue or convert LIBOR Rate Loans shall be limited as follows:

                           (i) If the Agent is advised by Bankers Trust
                  Company/Deutsche Bank that it is not offering United States dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate or LIBOR Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrower Representative to select or maintain LIBOR Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower Representative and the Lenders that the circumstances causing such suspension no longer exists, and each Revolving Loan shall be made as a Prime Rate Loan.

                           (ii) If the Majority Lenders shall, at least one
                  Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the LIBOR Rate for Revolving Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Revolving Loans for such Borrowing, the right of the Borrower Representative to select LIBOR Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrower Representative and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan comprising such Borrowing and each other Borrowing requested during such period of suspension shall be made as a Prime Rate Loan.

                           (iii) If at any time any Lender determines (which
                  determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Revolving Loan as a LIBOR Rate Loan by such Lender has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law), then, and in any such event, such Lender may give notice of that determination in writing, to the Agent and the Borrower Representative and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrower Representative to select LIBOR Rate Loans from that Lender shall be suspended and each Revolving Loan made by that Lender, notwithstanding the Type of Revolving Loan made by the other Lenders, shall be a Prime Rate Loan and each

                  LIBOR Rate outstanding from that Lender shall automatically, on the last day of the existing Interest Period therefor (or earlier, if so required under such law, rule, regulation or order), convert to a Prime Rate Loan.

                           (iv) No Agent Advance shall be made as a LIBOR Rate
                  Loan.

                           (v) No Revolving Loans may be made, continued or
                  converted as or to LIBOR Rate Loans at any time that a Default or Event of Default shall have occurred and be continuing.

                           (vi) At no time shall there be outstanding move than
                  six (6) Borrowings of LIBOR Rate Loans.

                           (vii) The Borrower Representative may not select a
                  LIBOR Rate Loan prior to the date which is the earlier of (i) thirty (30) days after the Closing Date, or (ii) the closing of the primary re-syndication of the facility under this Credit Agreement.

                  (d)      COMPENSATION.

                           (i) Each Notice of Continuation and Notice of
                  Conversion shall be irrevocable by and binding on the Borrowers. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of LIBOR Rate Loans, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Person as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

                           (ii) If any payment of principal of, or conversion or
                  continuation of, any LIBOR Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes or for any other reason, the Borrowers shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

                           (iii) Calculation of all amounts payable to a Lender
                  under this Section 4.12(d) shall be made as though such Lender elected to fund all LIBOR Rate Loans by purchasing United States dollar deposits in its LIBOR Lending Office's interbank eurodollar market.

         4.13     INDEMNIFICATION IN CERTAIN EVENTS.

                  (a) INCREASED COSTS. If after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements applicable to the Agent, to any of the Lenders, Bankers Trust Company/Deutsche Bank or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "Funding Bank"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority proposed or promulgated after the date of the Agreement or (iii) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof announced after the date of this Credit Agreement has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency announced after the date of this Credit Agreement and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of such Person's capital as a consequence of its obligations hereunder to a level below that which such Person could have achieved but for such adoption, change or compliance (taking into consideration such Person's policies with respect to capital adequacy) by an amount deemed by such Person to be material, and any of the foregoing events described in clauses (i),
         (ii) or (iii) increases the cost to the Agent, or any of the Lenders of
         (A) funding or maintaining its Commitments or (B) issuing, causing the issuance of making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent or any Lender, then the Borrowers shall upon demand by the Agent at any time within one hundred eighty (180) days after the date on which an officer of the Agent, such Funding Bank or such Lender, as the case may be, responsible for overseeing this Credit Agreement knows or has reason to know of its right to additional compensation under this Section 4.13(a), pay to the Agent, for the account of such Lender or, as applicable, the Agent or a Funding Bank, additional amounts sufficient to reimburse the Agent, such Funding Bank and such Lender against such increase in cost or reduction in amount receivable; provided, however, that if the Agent or any such Lender or Funding Bank, as the case may be, fails to deliver such demand within such 180 day period, such entity shall only be entitled to additional compensation for any such costs incurred from and after the date that is one hundred eighty (180) days prior to the date the Borrower Representative receives such demand; and provided further, however, that before making any such demand, the Agent and each Lender agree to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, and setting forth in reasonable detail the calculation thereof, shall be submitted to the Borrower Representative by the Agent, or the applicable Lender or Funding Bank, and shall be conclusive absent demonstrable error.

                  (b) Each Lender will promptly notify the Borrower Representative and the Agent, and the Agent will promptly notify the Borrower Representative, of any event of which it has knowledge that would entitle such entity to additional compensation under this Section
         4.13. Neither the Agent nor any Lender shall request any additional compensation under this Section 4.13 unless it is generally making similar requests of other borrowers similarly situated, and the Agent and each Lender agrees to use a reasonable basis for calculating amounts allocable to its commitment to lend or its Revolving Loans and Letter of Credit obligations hereunder.


                                    ARTICLE 5

                              CONDITIONS PRECEDENT

         5.1 CONDITIONS PRECEDENT TO THE CREDIT AGREEMENT. This Credit Agreement is subject to the satisfaction or waiver of the following conditions precedent:

                  (a) CLOSING DOCUMENT LIST. The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule A (the "Closing Document List"). Upon issuance of the Revolving Note by the Borrowers, upon receipt by the Agent of the other items specified in the Closing Document List and upon satisfaction or waiver of the other conditions precedent set forth in subsections (b), (c) and (d) of this Section 5.1, the "Note" (as defined in the Existing Credit Agreement) issued and outstanding pursuant to Section 13.04(b) of the Existing Credit Agreement and the "Subsidiary Guaranty" (as defined in the Existing Credit Agreement) shall be duly surrendered in exchange for the Revolving Note.

                  (b) MATERIAL ADVERSE CHANGE. (i) No event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect; or (ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as determined solely by the Agent in its reasonable discretion.

                  (c) FEES AND EXPENSES. All Fees and Expenses payable by the Borrower hereunder on or before the Closing Date shall have been paid in full.

                  (d) BORROWING BASE; UNUSED AVAILABILITY. After giving pro forma effect to the Revolving Loans outstanding under the Existing Credit Agreement on the date hereof, the funding of the additional Revolving Loans hereunder on the date hereof, the assumption of the Letters of Credit outstanding under the Existing Credit Agreement on the date hereof, and the payment of all costs, fees and expenses incurred by or for the account of the Borrower in connection with the execution and delivery of this Credit Agreement and the other Credit Documents, there shall be unused availability under the Borrowing Base of at least $9,000,000.

         5.2 CONDITIONS PRECEDENT TO ALL REVOLVING LOANS AND LETTERS OF CREDIT. The obligation of each Lender to fund its Proportionate Share of any requested Revolving Loan or of the Issuing Bank to issue any requested Letter of Credit is subject to the satisfaction of the conditions precedent set forth below. Each Notice of Borrowing, each Letter of Credit Request, and each issuance by Florsheim of a check drawn against, or request for transfer from, the Disbursement Account shall constitute a representation and warranty by the Borrowers that such conditions are satisfied.

                  (a) All representations and warranties contained in this Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of such Notice of Borrowing, Letter of Credit Request or issuance of a check drawn against or request for transfer from the Disbursement Account, as if then made, other than representations and warranties that relate solely to a date other than the date of such Notice of Borrowing, Letter of Credit Request or issuance of a check drawn against or request for transfer from the Disbursement Account;

                  (b) No Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived; and

                  (c) Since July 3, 1999 no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into this Credit Agreement and to induce the Lenders to make the Revolving Loans and other financial accommodations described herein, the Borrowers hereby represent and warrant to the Agent and the Lenders that the representations and warranties contained in this Article 6 are true and correct in all material respects. Such representations and warranties, and all other representations and warranties made by the Borrowers in any other Credit Documents, shall survive the execution and delivery of this Credit Agreement and such other Credit Documents. All references in this Article 6 to "Subsidiaries" shall not include any Foreign Subsidiaries of any of the Borrowers.

         6.1 ORGANIZATION AND QUALIFICATION. Each of the Borrowers and each of their respective Subsidiaries (i) are corporations duly organized, validly existing and in good standing under the laws of the respective states of their incorporation, (ii) have the power and authority to own their respective properties and assets and to transact their respective businesses in which they presently are, or propose to be, engaged and (iii) are duly qualified and are authorized to do business and are in good standing in every jurisdictions in which the failure to be so authorized, qualified, or in good standing could reasonably be expected to have a Material Adverse Effect. As of the date of this Credit Agreement, Schedule B, Part 6.1 lists all jurisdictions in which the Borrowers and each of their respective Subsidiaries are qualified to do business as foreign corporations.

         6.2 AUTHORITY. Each of the Borrowers and each of their respective Subsidiaries have the requisite corporate power and authority to execute, deliver and perform the respective Credit Documents to which they are parties. All corporate action necessary for the execution, delivery and performance of any of the Credit Documents by the Borrowers and each of their Subsidiaries has been taken.

         6.3 ENFORCEABILITY. This Credit Agreement and each of the other Credit Documents are the legal, valid and binding obligations of the Borrowers and each of their Subsidiaries which are parties thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) general principles of equity.

         6.4 NO CONFLICT. The execution, delivery and performance of each Credit Document by the Borrowers and each of their Subsidiaries which are parties thereto are not in contravention of (i) the Governing Documents of such Persons, or (ii) any Requirement of Law, or (iii) any indenture, contract, agreement or instrument or other commitment to which any or all of such Persons are parties or by which any of such Persons or any of its properties are bound, except for any such contravention which could not reasonably be expected to have a Material Adverse Effect, and will not, except as contemplated herein, result in the imposition of any material Liens upon any of the properties of any of such Persons.

         6.5 CONSENTS AND FILINGS. No consent, authorization, permit or filing is required in connection with the execution, delivery and performance of this Credit Agreement or any Credit Document by the Borrowers and each of their Subsidiaries which are parties thereto, or in connection with the continuing operations of such Persons, the lack of which could reasonably be expected to have a Material Adverse Effect, except (i) those that have been obtained or made and (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral.

         6.6 GOVERNMENT REGULATION. None of the Borrowers nor any of their respective Subsidiaries are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other similar Requirement of Law that limits the respective abilities of such Persons to incur indebtedness or consummate the transactions contemplated in this Credit Agreement and the other Credit Documents.

         6.7 SOLVENCY. The fair saleable value of the assets of the Borrowers, taken as a whole, exceeds all their probable liabilities, including those to be incurred pursuant to this Credit Agreement and the other Credit Documents. The Borrowers, taken as a whole, (i) do not have unreasonably small capital in relation to the business in which they are or propose to be engaged and (ii) have not incurred and do not believe that they will incur, after giving effect to the transactions contemplated by this Credit Agreement, debts beyond their ability to pay as such debts become due.

         6.8 RIGHTS IN COLLATERAL; PRIORITY OF LIENS. All property constituting Collateral is owned or leased by the applicable Borrower, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. Upon the proper filing of the UCC financing statements (and termination statements, if any), the Mortgages (or assignments thereof), the Patent Security Agreement and the Trademark Security Agreement listed in the Closing Document List, the security interests granted pursuant to the Credit Documents constitute valid and enforceable first, prior (subject to Permitted Liens) and perfected Liens on the Collateral, to the extent such Liens can be perfected by the filing of such documents.

         6.9 FINANCIAL DATA. Florsheim has provided to the Agent complete and accurate copies of annual audited Financial Statements for the Consolidated Entity for the fiscal year ended January 2, 1999 and unaudited Financial Statements for the six-month fiscal period ended July 3, 1999. Such Financial Statements have been prepared in accordance with GAAP (as applicable to annual and interim statements respectively) consistently applied and fairly present the respective consolidated financial positions, results of operations and cash flows of the Consolidated Entity for each of the periods covered (subject, in the case of unaudited Financial Statements, to normal year-end adjustments) as of the date of such Financial Statement. As of the date of this Credit Agreement, the Consolidated Entity has no Contingent Obligation, or liability for taxes or long-term leases, which is not reflected in all material respects in such Financial Statements or the footnotes thereto, or is not otherwise disclosed on Schedule B, Part 6.9.

         6.10 LOCATIONS OF OFFICES, RECORDS AND INVENTORY. The address of the principal place of business and chief executive office of each of the Borrowers is set forth on Schedule B, Part 6.10, as the same may be amended after the Closing Date in accordance with Section 11.11. The books and records of each Borrower, and all its chattel paper, if any, and records of Accounts, are maintained exclusively at the location identified on Schedule B, Part 6.10. There is no jurisdiction in which any Borrower has any Collateral (except for vehicles and Inventory in transit) other than those jurisdictions identified on Schedule B, Part 6.10, as the same may be amended after the Closing Date in accordance with Section 11.11. A complete list of the legal name and address of each warehouse at which Inventory of any Borrower is stored as of the date of this Credit Agreement is set forth on Schedule B, Part 6.10, as the same may be amended after the Closing Date in accordance with Section 11.11. None of the receipts received and to be received by any Borrower from any warehouseman state that the Inventory covered thereby is to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns, in each case other than any Borrower.

         6.11 SUBSIDIARIES; OWNERSHIP OF STOCK. As of the Closing Date, except as otherwise expressly disclosed on Schedule B, (i) the only direct or indirect Subsidiaries of Florsheim are those listed on Schedule B, Part 6.11, (ii) Florsheim is the record and beneficial owner of all of the respective shares of capital stock of each of its Subsidiaries listed on Schedule B, Part 6.11 (other than directors' qualifying shares, if any, for Subsidiaries that are not Borrowers), (iii) there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and (iv) there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by Florsheim are owned by Florsheim free and clear of any Liens, other than Liens in favor of the Agent created pursuant to the Credit Documents.

         6.12 NO JUDGMENTS OR LITIGATION. Except as set forth on Schedule B,
Part 6.12, no judgments, orders, writs or decrees are outstanding against any Borrower or any of its Subsidiaries, nor is there now pending or, to the best of any Borrower's knowledge after diligent inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against such Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.13 NO DEFAULTS. None of the Borrowers nor any of their respective Subsidiaries is in default under any term of any indenture, contract, lease, agreement, instrument or commitment to which any of them is a party or by which any of them is bound, which default, individually or in the aggregate with any other defaults, could reasonably be expected to have a Material Adverse Effect. No Borrower knows of any dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment which dispute, individually or when aggregated with other disputes, could reasonably be expected to have a Material Adverse Effect.

         6.14 LABOR MATTERS. Schedule B, Part 6.14 accurately sets forth all labor contracts to which any Borrower or any of its Subsidiaries is a party as of the Closing Date (including their dates of expiration). There are no existing or, to the knowledge of any Borrower, threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which the Borrowers or any of its Subsidiaries is a party, which individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.15 COMPLIANCE WITH LAW. None of the Borrowers nor any of their respective Subsidiaries has violated or failed to comply with any Requirements of Law, including without limitation ERISA and environmental laws, except for any such violations or failures which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.16 ERISA. None of the Borrowers, any of their respective Subsidiaries or any ERISA Affiliate maintains or contributes to any Plan other than those listed on Schedule B, Part 6.16. Each Plan has been and is maintained and funded in all material respects in accordance with its terms and in compliance with all applicable provisions of ERISA and the Code. Each Borrower, each Subsidiary of a Borrower and each ERISA Affiliate has fulfilled in all material respects all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code). No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. None of the Borrowers, any of their respective Subsidiaries, or any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement, except for any such liabilities which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. None of the Borrowers, any of their respective Subsidiaries or any ERISA Affiliate, is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.

         6.17 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as disclosed on Schedule B, Part 6.17, and excluding any such matters which could not reasonably be expected to have a Material Adverse Effect, (i) the operations of the Borrowers and each of their respective Subsidiaries comply with all applicable federal, state and local environmental, health and safety statutes, regulations, directions, ordinances, criteria and guidelines; (ii) no Borrower has received notice that any of the operations of such Borrower or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guideline; (iii) none of the operations of the Borrowers or any of their respective Subsidiaries is the subject of any federal or state investigation evaluating whether the Borrowers or any of their respective Subsidiaries disposed of any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent or other substance into the environment; (iv) none of the Borrowers nor any of their respective Subsidiaries has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste, substance or constituent or reporting a spill or release of a hazardous or toxic waste, substance or constituent or other substance into the environment; and (v) none of the Borrowers nor any of their respective Subsidiaries has any contingent liability of which any Borrower has knowledge, or reasonably should have knowledge, in connection with any release or potential release of any hazardous or toxic waste, substance or constituent or other substance into the environment, nor has any Borrower or any of its Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

         6.18 INTELLECTUAL PROPERTY. Florsheim possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary to continue to conduct its respective present business activities of the Borrowers (including Florsheim) and their respective Subsidiaries.

         6.19 LICENSES AND PERMITS. The Borrowers and each of their respective Subsidiaries have obtained and hold in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of their respective business as presently conducted, except where the failure to obtain or hold in effect any of the foregoing, either individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.20 TAXES AND TAX RETURNS.

                  (a) Except as set forth on Schedule B, Part 6.20, the Borrowers and their respective Subsidiaries have timely filed, inclusive of any permitted extension, all United States federal income tax returns and all other material tax returns they are required to file. The information filed is complete and accurate in all material respects. All material deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP).

                  (b) All taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof, have been timely paid (except where the same are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP) and neither the Borrowers nor any of their respective Subsidiaries have any liability for taxes in excess of the amounts so paid or reserves so established.

                  (c) Except as set forth in Schedule B, Part 6.20, no material deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against any Borrower or any of their respective Subsidiaries and no material tax liens have been filed other than Liens permitted under Section 8.4(i) of this Credit Agreement of which the Agent has been notified in writing, and which are being contested in good faith by appropriate proceedings, and appropriate reserves therefor have been established and maintained as reflected on the audited financial statements for Florsheim's fiscal year ended January 2, 1999 in accordance with GAAP, and to the extent such reserves are maintained for period after January 2, 1999, consistent with the Borrowers' past practice, and to the extent such Liens have been bonded in a manner reasonably satisfactory to the Agent. As of the date of this Credit Agreement and except as set forth in Schedule B, Part 6.20, there are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could reasonably be expected to result in a material additional liability for taxes. As of the date of this Credit Agreement, either the federal income tax returns of the Borrowers have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension for all years up to and including the fiscal year of the Consolidated Entity ended December 31, 1994. As of the date of this Credit Agreement, except as set forth in Schedule B, Part 6.20, no extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to the Borrowers or any of their respective Subsidiaries.

                  (d) Except as set forth on Schedule B, Part 6.20, none of the Borrowers nor any of their respective Subsidiaries has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

         6.21 MATERIAL CONTRACTS. Schedule B, Part 6.21, contains a true, correct and complete list of all the Material Contracts currently in effect on the Closing Date. As of the date of this Credit Agreement and except as described on Schedule B, Part 6.21, none of the Material Contracts contains any burdensome restrictions on the Borrower or any of its Subsidiaries or any of their respective properties which could reasonably be expected to have a Material Adverse Effect, all of the Material Contracts are in full force and effect and no defaults currently exist thereunder.

         6.22 ACCURACY AND COMPLETENESS OF INFORMATION. All factual information furnished by or on behalf of the Borrowers or any of their respective Subsidiaries in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

         6.23 YEAR 2000. All reprogramming, remediation or any other corrective action, including the internal testing of the Borrowers' and their respective Subsidiaries' Information Systems and Equipment, are being developed on a timely basis so as to avoid any Event of Default or a Material Adverse Effect arising from the so-called "Year 2000 Problem" (that is, the risk that computer applications and embedded micro chips in non-computing devices used by the Borrowers, or any of their respective Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999).

         6.24 NO CHANGE. Since July 3, 1999 no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE 7

                             AFFIRMATIVE COVENANTS

         All references in this Article 7, except for Section 7.1, to "Subsidiaries" shall not include any Foreign Subsidiaries of any Borrower. Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder (other than Letter of Credit Obligations with respect to Letters of Credit expiring after the Expiration Date which have been cash collateralized pursuant to the terms hereof):

         7.1 FINANCIAL REPORTING. The Borrower shall timely deliver to each Lender the following information:

                  (a) AUDITOR'S ENGAGEMENT LETTER. As soon as available, but in any event not later than the earlier of (i) the end of each fiscal year or (ii) prior to the date the Auditors commence work on the preparation of the annual audited Financial Statement, a copy of the engagement letter between Florsheim and its Auditors, which engagement letter shall notify such Auditors that such annual audited Financial Statement will be delivered by Florsheim to the Agent and Lenders.

                  (b) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than ninety (90) days after each fiscal year end: (i) the annual audited consolidated, and if requested by Agent, unaudited consolidating, Financial Statements of the Consolidated Entity; (ii) a comparison in reasonable detail to the prior year annual audited and unaudited Financial Statements; (iii) the Auditors' unqualified opinion stating that such Financial Statements present fairly in all material respects the financial position of the Consolidated Entity and the results of its operations and cash flows for such fiscal year in conformity with GAAP and otherwise reported in a manner acceptable to the Securities Exchange Commission, accompanied by a statement indicating whether the Auditors have obtained knowledge of the existence of any Default or Event of Default during the course of their audit; (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal year, prepared by or under the supervision of the chief financial officer, chief accounting officer or treasurer of Florsheim; (v) a compliance certificate substantially in the form of Exhibit J with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in Article 8;and (vi) not later than one-hundred fifty (150) days after each fiscal year end, a copy of any "Management Letter" issued by the Auditors.

                  (c) MONTHLY AND ANNUAL PROJECTIONS. Not later than forty-five
         (45) days after each fiscal year end, beginning with the fiscal year ending January 1, 2000, monthly projections of the financial condition and results of operations of the Consolidated Entity for the next succeeding year, and annual projections for each succeeding fiscal year thereafter, through and including the fiscal year in which the Expiration Date will occur, in each case containing projected consolidated balance sheets, statements of operations, and statements of cash flows.

                  (d) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than forty-five (45) days after each end of each of the first three fiscal quarters, and ninety (90) days after end of the last fiscal quarter: (i) Financial Statements of the Consolidated Entity as of the fiscal quarter then ended, and for the fiscal year to date; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior fiscal year; (iii) the certification of the chief financial officer, chief accounting officer or treasurer of Florsheim, that such Financial Statements have been prepared in accordance with GAAP for interim financial statements (subject to year-end audit adjustments); (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal quarter and fiscal year to date; and (v) a compliance certificate substantially in the form of Exhibit J with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in Article 8.

                  (e) MONTHLY FINANCIAL STATEMENTS. As soon as available, but not later than thirty (30) days after the end of each of the first two
         (2) months of each fiscal quarter, and simultaneously with the deliveries required in subsections (b) and (d) above with respect to the third month of each fiscal quarter: (i) a balance sheet for the Consolidated Entity as at the end of such month and for the fiscal year to date and statements of operations and cash flows for such month and for the fiscal year to date; (ii) a comparison to the balance sheet, statement of operations and statement of cash flows for the same periods in the prior year; (iii) a certification by the chief financial officer, chief accounting officer or treasurer of Florsheim that such balance sheet, statement of operations and statement of cash flows have been prepared in accordance with GAAP for interim financial statements (subject to year-end audit adjustments); and (iv) a compliance certificate substantially in the form of Exhibit J with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in Article 8.

                  (f) MONTHLY COMPARISON TO PRIOR PROJECTIONS. As soon as available, but not later than thirty (30) days after the end of each of the first eleven (11) months, and forty-five (45) days after the end of the last month, a comparison of actual results of operations, cash flow and capital expenditures for Consolidated Entity for such month and for the period from the beginning of the current fiscal year through the end of such month with amounts previously projected for those periods (see Section 7.1(c)) and with actual results for corresponding periods in the previous fiscal year.

         7.2 COLLATERAL REPORTING. The Borrowers shall timely deliver to the Agent the following certificates and reports:

                  (a) WEEKLY AND MONTHLY BORROWING BASE CERTIFICATES. Weekly, before 12:00 noon on the third Business Day of each week (except the last week of each month), monthly, within five (5) Business Days after the last Business Day of each month, and at any other time requested by the Agent, a Borrowing Base Certificate, which shall be: (i) substantially in the form of Exhibit A, detailing the Eligible Accounts Receivable as of each Friday of the immediately preceding week and, until otherwise directed by the Agent, Eligible Inventory as of the last Business Day of the immediately preceding month (if a weekly Borrowing Base Certificate), or as of the last Business Day of the immediately preceding month (if a monthly Borrowing Base Certificate), or as of such other date as the Agent may request; and (ii) prepared by or under the supervision of the chief financial officer, chief accounting officer or treasurer of Florsheim and certified by such officer subject only to adjustment upon completion of the normal annual audit of physical inventory. Each Borrowing Base Certificate shall have attached to it such additional schedules and other information as the Agent may reasonably request, including, without limitation, an aging of Accounts.

                  (b) APPRAISALS. When requested by the Agent, a report of Inventory, based upon a physical count, which shall describe the Borrowers' Inventory by category and by item (in reasonable detail) and report the then appraised value (at lower of cost or market) of such Inventory.

                  (c) FURTHER ASSURANCES. When requested by the Agent, any further information regarding the Collateral, business affairs and financial condition of the Borrowers or any of their respective Subsidiaries.

         7.3 NOTIFICATION REQUIREMENTS. The Borrowers shall timely give to the Agent and each of the Lenders the following notices:

                  (a) NOTICE OF DEFAULTS. Promptly, and in any event within three (3) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief financial officer, chief accounting officer or treasurer of the effected Borrower specifying the nature thereof and the proposed response of such Borrower thereto, each in reasonable detail.

                  (b) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and in any event within five (5) Business Days after such Borrower becomes aware of (i) any proceeding being instituted or threatened to be instituted by or against such Borrower or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) in which (x) the amount in controversy exceeds $3,000,000 and is not covered by insurance, or (y) injunctive or similar relief is sought, (ii) any order, judgment or decree in excess of $1,000,000 being entered against such Borrower or any of its Subsidiaries or any of their respective properties or assets or (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by such Borrower or any such Subsidiary.

                  (c) ERISA NOTICES. (i) Promptly, and in any event within ten
         (10) Business Days after any Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer, chief accounting officer, treasurer, secretary or assistant secretary of such Borrower describing such Termination Event and any action that is being taken with respect thereto by such Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation (the "PBGC"). Each Borrower, each such Subsidiary and each such ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor; (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within three (3) Business Days after receipt by such Borrower, any of its Subsidiaries or any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                  (d) ENVIRONMENTAL AND HEALTH AND SAFETY NOTICES. Promptly, and in any event within ten (10) Business Days after receipt by any Borrower or any of its Subsidiaries of any notice, complaint or order alleging any actual or prospective violation of any environmental, health or safety Requirement of Law or alleging responsibility for costs of a cleanup, which violation or responsibility could reasonably be expected to have a Material Adverse Effect, together with a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by such Borrower or any of its Subsidiaries.

                  (e) MATERIAL CONTRACTS. Promptly, and in any event within ten
         (10) Business Days after any Material Contract of any Borrower or any of its Subsidiaries is terminated or amended or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                  (f)      COLLATERAL AND OTHER MATTERS.

                           (i) At least thirty (30) Business Days' prior written
                  notice to the Agent of any change in the location of any Collateral having a value in excess of $1,000,000 or in the location of the chief executive office or place of business of any Borrower or any of its Subsidiaries from the locations specified in Schedule B, Part 6.10. At least twenty (20) Business Days prior to any such change, such Borrower shall cause to be executed and delivered to the Agent any financing statements, Collateral Access Agreements or other documents reasonably required by the Agent, all in form and substance reasonably satisfactory to the Agent.

                           (ii) Within ten (10) Business Days prior to the
                  occurrence thereof, notice of the sale of any assets permitted pursuant to Section 8.6 hereof where the proceeds from such sale are in excess of $500,000, and notice of the sale by any Foreign Subsidiary of all or substantially all of its assets (including any transaction which has the effect of vesting title to such assets in another Person other than a Borrower), together with such additional information with respect to any such transaction as the Agent shall reasonably request.

         7.4 CORPORATE EXISTENCE. Each Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all material patents, contracts and other rights necessary or advisable for the profitable conduct of their businesses, (ii) continue in, and limit their operations to, the same general lines of business as presently conducted by them and reasonable extensions thereof, (iii) in the case of Florsheim, maintain all material terms and provisions of its corporate charter and bylaws in the form in effect on the Closing Date, and (iv) maintain its corporate existence and not consolidate or merge with or into any other Person, provided that (a) Florsheim may merge with or into another Subsidiary if Florsheim is the corporation surviving such merger, (b) any Subsidiary (including a Borrower) may merge with or into any other Person provided that (x) following the merger the surviving corporation shall be a wholly-owned Subsidiary of a Borrower engaged in the same or similar general type of business as conducted by such Subsidiary prior to such merger, (y) if such Person shall be the corporation surviving such merger, and either such Subsidiary was a Borrower or such Person is required by Section
8.14 hereof to become a Borrower, such person executes an Assumption Agreement in form and substance reasonably acceptable to the Agent whereby such Person becomes a co-obligor on the Obligations and a Borrower hereunder and the Agent holds a perfected Lien on its assets (including a first priority Lien on its Accounts and Inventory), and (z) prior to completing the merger the Agent receives such Collateral Access Agreements as the Agent may reasonably request from any mortgagee or lessor of property on which any Collateral is stored or otherwise located or any warehouseman, filler, processor or packer at which any Collateral is stored or otherwise located, (c) Florsheim may merge into, or liquidate and transfer all its assets to, or consolidate with, any Borrower (in which event all rights and responsibilities of Florsheim hereunder shall devolve and inure to such successor), and (d) any Subsidiary (including a Borrower) may liquidate and transfer substantially all its assets to, or consolidate with, or merge into, Florsheim or any Borrower; and provided further, however, that no such consolidations or mergers may be done at such time as there shall be an Event of Default hereunder or if either by reason of, or after giving effect to such transaction there would be a Default or an Event of Default. In the event of any such permitted consolidation or merger, the Agent shall be given at least
(e) ten (10) Business Days advance notice for any consolidation or merger of a Borrower into any other Person and (f) notice within 5 Business Days of any other consolidation or merger, and the Borrowers shall, in connection with any such consolidation or merger, execute, record and file such instruments and certificates, if any, as may be necessary to continue the perfection and relative priorities of the Liens of the Agent and the Lenders in the Collateral (including the assets being acquired by any Borrower by virtue of such merger). In addition, the assets of any Borrower (other than Florsheim) may be disposed of through a merger or consolidation of such Borrower with and into another Person that is not an Affiliate of such Borrower or by a sale of 100% of the capital stock of any such Borrower to another such Person, if, and only if, the disposition of assets resulting from such merger, consolidation or stock sale, if completed as a sale of assets, would be permitted pursuant to Section 8.6 hereof.

         7.5 BOOKS AND RECORDS; INSPECTIONS. Each Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Borrower agrees that the Agent or its agents may enter upon the premises of such Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable prior notice under the circumstances, and at any time at all upon the occurrence and during the continuance of an Event of Default, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the expense of the Borrowers) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of such Borrower with any officers, employees and directors of such Borrower or with the Auditors.

         7.6 INSURANCE. Florsheim agrees to maintain, for itself and each of its Subsidiaries, public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. Such insurance may include levels of self-insurance comparable to those in place on the Closing Date or otherwise satisfactory to the Agent, in its commercially reasonable judgement. All policies covering the Collateral are to name the Agent as an additional insured and/or the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies.

         Unless the Borrower provides the Agent with satisfactory evidence of the insurance coverage required hereby, the Agent may purchase insurance at the Borrowers' expense to protect the Agent's interest in the Collateral. This insurance may, but need not, protect the interests of the Borrowers. The coverage that the Agent purchases may not pay any claim that the Borrowers make or any claim that is made against the Borrowers in connection with the Collateral. The Borrowers may later cancel any insurance purchased by the Agent, but only after providing the Agent with satisfactory evidence that the Borrowers have obtained insurance as required hereby. If the Agent purchases insurance for the Collateral, the Borrowers will be responsible for the costs of that insurance, including interest thereon at the Default Rate and any other charges which the Agent may impose in connection with the placement of the insurance until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations, shall constitute Expenses, shall bear interest at the Default Rate, and shall be payable upon demand. The costs of the insurance may be more than the cost of insurance the Borrowers may be able to obtain on their own.

         7.7 TAXES. Each Borrower agrees to pay, when due, and to cause each of its Subsidiaries to pay when due, all taxes lawfully levied or assessed against such Borrower, any of its Subsidiaries or any of the Collateral before any penalty or interest accrues thereon; provided, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of such Borrower or any of its Subsidiaries, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

         7.8 COMPLIANCE WITH LAWS. Each Borrower agrees to comply, and to cause each of its Subsidiaries to comply, with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, except where the failure to comply could not reasonable be expected to have a Material Adverse Effect, unless such Borrower contests any such Requirements of Law in a reasonable manner and in good faith.

         7.9 USE OF PROCEEDS. Proceeds of the Revolving Loan made on the date hereof, shall be used by the Borrowers to pay the costs and expenses of the transactions contemplated by this Credit Agreement which are due and payable on the Closing Date, including without limitation the Fees and Expenses due on the Closing Date pursuant to Section 5.1(c) hereof and for ongoing working capital requirements and other general corporate purposes; and the proceeds of any subsequent Revolving Loans made hereunder shall be used by the Borrowers solely for ongoing working capital requirements and other general corporate purposes. The Borrowers shall not use any portion of the proceeds of any Revolving Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U) in any manner which violates the provisions of

Regulation U or X or of the terms and conditions of this Credit Agreement or any other Credit Document.

         7.10 FISCAL YEAR. Florsheim agrees to maintain, and to cause each of its Subsidiaries to maintain, its fiscal year as a year ending on the Saturday closest to or falling on December 31.

         7.11 MAINTENANCE OF PROPERTY. Each Borrower agrees to keep, and to cause each of its Subsidiaries to keep, all material property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of their material properties.

         7.12 ERISA DOCUMENTS. Each Borrower will cause to be delivered to the Agent, upon the Agent's reasonable request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of such Borrower or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Benefit Plan; (iii) for the three (3) most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three (3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by such Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to such Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of such Borrower or any ERISA Affiliate under any Retiree Health Plan.

         7.13     ENVIRONMENTAL AND OTHER MATTERS.

                  (a) Each Borrower and each of its Subsidiaries will conduct their businesses so as to comply in all material respects with all environmental, land use, occupational, safety or health laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that (i) any such failure to comply could not reasonably be expected to have a Material Adverse Effect, or
         (ii) such Borrower or such Subsidiary is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided, that each Borrower and each of its Subsidiaries shall comply with the order of any court or other Governmental Authority relating to such laws unless such Borrower or such Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

                  (b) If the Agent reasonably believes, or the Majority Lenders reasonably believe, that the facts or circumstances evidence or suggest that any Borrower or any of its Subsidiaries is in material non-compliance with any environmental law and that such non-compliance could reasonably be expected to have a Material Adverse Effect, then at the written request of the Agent or the Majority Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, such Borrower will provide at its sole cost and expense an environmental site assessment report concerning the site owned, operated or leased by such Borrower or such Subsidiary in respect of which such material non-compliance is believed to have occurred and be continuing, such report to be prepared by an environmental consulting firm approved by the Agent and the Majority Lenders, indicating the presence, release or absence of hazardous materials on or from such site and the potential cost of any removal, remedial or corrective action in connection with any such hazardous materials on such site.

         7.14 YEAR 2000 COMPLIANCE REPORTS. The Borrower Representative shall provide the Agent and any Lender with such information about the Year 2000 computer readiness of the Borrowers and their Subsidiaries (including, without limitation, information as to contingency plans, budgets and testing results) as the Agent shall reasonably request.

         7.15 FURTHER ASSURANCES. Each Borrower shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in the exercise of its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent on the Collateral.


                                    ARTICLE 8

                               NEGATIVE COVENANTS

         All references in this Article 8, except for Sections 8.1, 8.2 and 8.13, to "Subsidiaries" shall not include any Foreign Subsidiaries. Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder (other than Letter of Credit Obligations with respect to Letters of Credit expiring after the Execution Date which have been cash collateralized pursuant to the terms hereof), the Borrowers shall comply with, and, where required, shall cause each of its Subsidiaries to comply with, the following covenants:

         8.1 INTEREST COVERAGE RATIO. The Consolidated Entity shall have as of the end of each fiscal period set forth below a ratio of EBITDA to Interest Expense of not less than the ratio set forth below:

================================================================================
             PERIOD                                        RATIO
--------------------------------------------------------------------------------
three fiscal months ending with the                      1.35:1.0
fourth quarter of fiscal 1999
--------------------------------------------------------------------------------
six fiscal months ending with the first                  1.65:1.0
quarter of fiscal 2000
--------------------------------------------------------------------------------
nine fiscal months ending with the                       1.75:1.0
second quarter of fiscal 2000
--------------------------------------------------------------------------------
twelve fiscal months ending with the                     1.75:1.0
third quarter of fiscal 2000
--------------------------------------------------------------------------------
twelve fiscal months ending with the                     2.0:1.0
fourth quarter of fiscal 2000, and each
fiscal quarter thereafter for the then
ending twelve month period
================================================================================


         8.2 CAPITAL EXPENDITURES. The Consolidated Entity shall not make payments for Capital Expenditures in excess of $12,000,000 during fiscal 1999 and $10,000,000 during each fiscal year thereafter. To the extent that all or any portion of such amount is not used in any fiscal year, fifty percent (50%) of such amount may be carried forward to the immediately following fiscal year to be used for Capital Expenditures. The Consolidated Entity shall not make any Capital Expenditures that are not directly related to the business conducted on the Closing Date by the Borrower.

         As an addition to the maximum permissible amounts of Capital Expenditures for each fiscal year as set forth above, the Consolidated Entity may incur additional Capital Expenditures out of any Insurance Proceeds.

         8.3 ADDITIONAL INDEBTEDNESS. None of the Borrowers nor any of their respective Subsidiaries shall directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than:

                  (a) Indebtedness under the Credit Documents;

                  (b) Indebtedness in the ordinary course of business under Interest Rate Agreements in form and substance reasonably satisfactory to the Agent;

                  (c) Indebtedness of any Borrower to any other Borrower; provided that if and to the extent any of such Indebtedness is evidenced by a promissory note or other instrument, such note or other instrument shall be endorsed to and delivered to the Agent as additional Collateral securing the Obligations.

                  (d) Indebtedness described on Schedule B, Part 8.3;

                  (e) Indebtedness secured by purchase money Liens on equipment acquired after the date of this Credit Agreement not to exceed $10,000,000 in the aggregate outstanding at any one time ("Purchase Money Liens") so long as (i) such Indebtedness shall be on commercially reasonable terms and conditions, (ii) each Purchase Money Lien shall attach only to the property to be acquired, (iii) a description shall have been furnished to the Agent for any item of equipment for which the purchase price is greater than $1,000,000, and (iv) the debt incurred shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment purchased.

                  (f) (i) Unsecured Indebtedness on commercially reasonable terms and conditions, and (ii) secured Indebtedness subordinated to the Obligations hereunder from parties and on terms and conditions (including without limitation, subordination terms) satisfactory to the Agent and the Majority Lenders, in the aggregate for (i) and (ii) not to exceed $20,000,000;

                  (g) any refinancing of the above described Indebtedness, so long as the aggregate principal amount of the Indebtedness so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced; and

                  (h) Indebtedness consisting of unsecured guarantees of the Indebtedness of Foreign Subsidiaries.

         8.4 LIENS. None of the Borrowers nor any of their respective Subsidiaries shall directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except:

                  (a) Liens granted to the Lenders under the Credit Documents;

                  (b) Liens listed on Schedule B, Part 8.4;

                  (c) Purchase Money Liens;

                  (d) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar Liens arising by operation of law for amounts that are not yet due and payable or that are being diligently contested in good faith by the effected Borrower, so long as the Agent has been notified thereof and adequate reserves are maintained by such Borrower for their payment;

                  (e) Attachment or judgment Liens so long as such Liens are (i) bonded to the reasonable satisfaction of the Agent or (ii) covered by insurance to the reasonable satisfaction of the Agent;

                  (f) Deposits or pledges made in the ordinary course of Borrowers' businesses to secure obligations under workmen's compensation, social security or similar laws, under unemployment insurance, or to secure public or statutory obligations;

                  (g) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature arising in the ordinary course of business;

                  (h) Easements, rights-of-way, restrictions and other similar encumbrances on title to, or restrictions on the use of, real property, which, in the aggregate, in the opinion of the Agent, are not material in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the effected Borrower or any of its Subsidiaries;

                  (i) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Florsheim or the appropriate Subsidiary, as the case may be, in accordance with GAAP;

                  (j) Liens affecting assets existing at the time such assets are acquired provided that such Liens are not created in contemplation of such acquisition; and

                  (k) Liens affecting the assets of any Borrower's Subsidiaries at the time such Subsidiaries are acquired provided such Liens are not created in contemplation of such acquisition.

                  (l) Extensions and renewals of any of the foregoing so long as the aggregate amount of extended or renewed Liens are not increased and are on terms and conditions no more restrictive than the terms and conditions of the Liens extended or renewed.

         8.5 CONTINGENT OBLIGATIONS. None of the Borrowers nor any of their respective Subsidiaries shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with the sale of Inventory or other asset dispositions permitted hereunder and Contingent Obligations for Indebtedness permitted to be incurred under Section 8.3, and Investments permitted under Section 8.8.

         8.6 SALE OF ASSETS. The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) Inventory in the ordinary course of business; (ii) the Cape Giradeau Real Estate, (iii) the capital stock or other ownership interests of Florsheim in Florsheim Australia Limited, (iv) obsolete or worn out property disposed of in the ordinary course of business; and (v) dispositions of assets not otherwise permitted under the preceding clause of this Section 8.6, provided, that, (a) such dispositions under clause (v), are for fair value, (b) the aggregate consideration is paid in full in cash at the time of disposition and is thereupon (I) reinvested in the business of the applicable Borrower or its Subsidiaries or (II) delivered to the Agent, in which case such consideration will be applied to repay the Revolving Loans and (c) the aggregate amount of all such dispositions does not exceed $1,000,000 per fiscal year.

         8.7 RESTRICTED PAYMENTS. Florsheim shall not, directly or indirectly,
(i) except with Unrestricted Proceeds and so long as no Default or Event of Default shall have occurred and be continuing, declare or pay any dividend or make any distribution on its capital stock or to the holders of its capital stock (other than (x) dividends or distributions payable in its capital stock or rights to acquire its capital stock and (y) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, cash dividends on preferred stock), (ii) except with Unrestricted Proceeds and so long as no Default or Event of Default shall have occurred and be continuing, redeem, repurchase or otherwise acquire or retire for value, or permit any Subsidiary to, directly or indirectly, redeem, purchase or otherwise acquire or retire for value, any such capital stock (except shares acquired upon the conversion thereof into other shares of capital stock or rights to acquire such capital stock, odd lot shares, and except for the repurchase or acquisition of such capital stock held by directors, officers or employees of Florsheim or any domestic Subsidiary upon death, disability, retirement or termination of employment not to exceed $1,500,000 in the aggregate in any fiscal year) or rights to acquire such capital stock, or (iii) except with (a) Unrestricted Proceeds and (b) unused Net Cash Proceeds after giving effect to any required repayment of the Revolving Loans under Section 4.6(d), and so long as no Default or Event of Default shall have occurred and be continuing, redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled or mandatory maturity, scheduled or mandatory repayment or scheduled sinking fund payment (after giving effect to the exercise of any and all unconditional (other than as to the giving of notice) options to extend the maturity), Indebtedness of Florsheim or any other Borrower or any of their respective Subsidiaries (other than Indebtedness pursuant to this Credit Agreement and the refinancing of Indebtedness permitted by Section 8.3(g) hereof).

         8.8 INVESTMENTS. The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate, other than:

                  (a) Advances or loans made in the ordinary course of business not to exceed $1,000,000 outstanding at any time to any one Person and $2,500,000 in the aggregate outstanding at any one time;

                  (b) Loans, investments and advances between the Borrowers and Subsidiaries or between the Borrowers and Foreign Subsidiaries in existence as of the date hereof and described on Schedule B, Part 8.8, or as permitted pursuant to Section 8.3(c);

                  (c) Cash Equivalents;

                  (d) Deposits with financial institutions, disclosed in Schedule B, Part 8.8, and which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, that the Borrower may, in the ordinary course of its business, maintain in its disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

                  (e) The reinvestment in any Foreign Subsidiary of any dividends paid by any Foreign Subsidiary to a Borrower;

                  (f) Additional equity Investments in Foreign Subsidiaries not to exceed $3,000,000 in the aggregate through and including December 31, 2000, and $5,000,000 in the aggregate thereafter;

                  (g) Investments consisting of purchase money notes received in connection in any asset sales permitted by the terms hereof which does not require the payment of the purchase price in cash;

                  (h) Investments consisting of securities distributed pursuant to any plan of reorganization;

                  (i) Investments consisting of permitted trade support of Foreign Subsidiaries pursuant to Section 8.10 hereof;

                  (j) Other Investments outstanding on the date hereof as disclosed in Schedule B, Part 8.8; and

                  (k) Such other Investments as the Agent may approve in writing in the exercise of its sole discretion.

         8.9 AFFILIATE TRANSACTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with (including, without limitation, the purchase, sale or exchange of property or the rendering of any service to) any Subsidiary or Affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than could be obtained in a comparable arm's-length transaction with an unaffiliated Person, except for (i) transactions otherwise permitted under Sections 8.7 and 8.8; provided, however, that the foregoing provisions of this
Section 8.9 shall not prohibit, (a) the Borrowers or any Subsidiary of any Borrower from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, or from effecting any other transactions with an Affiliate, if such sales or purchases are made or such services are rendered, or such other transactions are effected, on terms and conditions at least as favorable and reasonable to the Borrowers or such Subsidiary as the terms and conditions which would apply in a similar transaction on an arm's length basis with a Person not an Affiliate and will not have a material adverse effect on the Collateral taken as a whole or the Accounts and Inventory, (b) the preparation and filing of one or more registration statements with respect to securities of Florsheim owned by Apollo or a Controlled Account, or an Affiliate of Apollo or of a Controlled Account, and the payment of reasonable expenses associated therewith other than underwriting discounts and commissions so long as no Default or Event of

Default shall have occurred and be continuing, (c) the Borrowers or any Subsidiary from participating in, or effecting, any other transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate if the Borrowers or such Subsidiary participates on a basis no less advantageous than the basis on which such Affiliate participates on terms and conditions which would apply in a similar transaction on an arm's length basis with a Person not an Affiliate, (d) payment of fees in the aggregate amount not to exceed $400,000 to Apollo, a Controlled Account, an Affiliate of Apollo or of a Controlled Account in any fiscal year in respect of services rendered provided such fees are approved by the Board of Directors of Florsheim and no Default or Event of Default shall have occurred and be continuing on the date of such payment or occasioned thereby; (e) for so long as the Indian Joint Venture is engaged primarily in the manufacture, sale and/or distribution of footwear and/or footwear components for sale to or on behalf of Florsheim or any other Borrower, and subject in all respects to Sections 8.8 and 8.10 hereof, transactions in the ordinary course of business with the Indian Joint Venture and (f) the incurrence of Indebtedness to Apollo subject in all respects to
Section 8.3(f). For purposes of this Section 8.9, the term "Affiliate" shall not include any Borrower or the Subsidiaries of the Borrowers.

         The foregoing restrictions shall not apply to reasonable fees paid to and indemnity provided on behalf of the Directors and officers of Florsheim or any of its or their Subsidiaries in the ordinary course of business and consistent with past practices.

         8.10 RESTRICTIONS ON FOREIGN SUBSIDIARY TRADE SUPPORT. None of the Borrowers will permit to exist any open account sales or transfers by any such Borrowers of goods of any kind to any Foreign Subsidiary (including, for purpose of this Section 8.10, the Indian Joint Venture) outside of the ordinary course of business of any such Borrower (including, but not limited to, business and support of a scope and nature contemplated by the Borrowers and disclosed in projections and models to the Agent on or prior to the date hereof).

         8.11 ADDITIONAL BANK ACCOUNTS. The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Disbursement Account and the accounts set forth on Schedule B, Part 8.11, except to the extent that the Borrower shall give the Agent seven (7) days prior written notice thereof.

         8.12 ADDITIONAL NEGATIVE PLEDGES. The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of the Borrower or its Subsidiaries, other than Permitted Liens; or (ii) any contractual obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.



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

         8.13 ADDITIONAL SUBSIDIARIES. The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, form or acquire any new Subsidiaries, unless, and subject to the limitations of Section
8.8 hereof, (i) with respect to Foreign Subsidiaries, the capital stock thereof owned by the Borrowers shall be pledged as part of the Collateral, except in the case of Foreign Subsidiaries constituting "Controlled Foreign Corporations" within the meaning of Section 951 of the Internal Revenue Code, Borrowers shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (ii) with respect to all other Subsidiaries, the capital stock thereof shall be pledged as part of the Collateral, and to the extent the Investment of any Borrower (or Subsidiary thereof) shall exceed $500,000.00, such newly-formed Subsidiary shall execute an Assumption Agreement in form and substance similar to that attached hereto and made a part hereof as Exhibit L, pursuant to which such Subsidiary shall become a co-obligor of the Revolving Notes and a Borrower hereunder and shall pledge its assets to secure the Obligations.

                                    ARTICLE 9

                         EVENTS OF DEFAULT AND REMEDIES

         9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (each an "Event of Default") hereunder:

                  (a) FAILURE TO PAY. The Borrowers shall fail to pay principal when the same shall become payable, and shall fail to pay any other Obligation when the same shall become payable, and such failure shall continue for three (3) Business Days.

                  (b) BREACH OF CERTAIN COVENANTS. Any Borrower shall fail to comply with any covenant contained in Sections 7.1, 7.2, 7.4, 7.6, 7.9, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8 and 8.9 hereof.

                  (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed to be made by any Borrower in this Credit Agreement or in any other Credit Document (and in any statement or certificate given under this Credit Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made.

                  (d) BREACH OF OTHER COVENANTS. Any Borrower shall fail to comply with any covenant contained in this Credit Agreement or any other Credit Document, other than as set forth in Section 9.1(b), and such failure shall continue for five (5) days after its occurrence.

                  (e) DISSOLUTION. Any material Borrower shall dissolve, wind up or otherwise cease its business except as the result of any merger with, or transfer of assets to, any other Borrower.



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

                  (f) INSOLVENCY EVENT. Any Credit Party shall become the subject of an Insolvency Event.

                  (g) CHANGE OF CONTROL. A Change of Control shall occur.

                  (h) CROSS DEFAULT. A default or event of default shall occur (and continue beyond any applicable grace period) under any note, agreement or instrument evidencing any other Indebtedness of a Borrower or any Subsidiary of a Borrower, which default or event of default permits the acceleration of its maturity, provided, that the aggregate principal amount of all such Indebtedness for which the default or event of default has occurred exceeds $5,000,000.

                  (i) FAILURE OF ENFORCEABILITY OF CREDIT DOCUMENTS; SECURITY. Any material covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Credit Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or, any Liens granted in any of the Collateral with a value in excess of $1,000,000 shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Credit Agreement.

         9.2 ACCELERATION, TERMINATION OF COMMITMENTS AND CASH
COLLATERALIZATION. Upon the occurrence and during the continuance of any Event of Default, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrowers:

                  (a) ACCELERATION. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrower Representative from the Agent, all Obligations shall be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(f), in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to the Borrower Representative) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

                  (b) TERMINATION OF COMMITMENTS. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrower Representative from the Agent, the Commitments shall be immediately terminated and, at all times thereafter, all Revolving Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such Event of Default is waived in accordance with Section 11.11, in which case the Commitments shall be automatically reinstated.

                  (c) CASH COLLATERALIZATION. On demand of the Agent or the Majority Lenders, the Borrowers shall immediately deposit with the Agent for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to 110% of the greatest amount drawable thereunder. Such deposit shall be held by the Agent and used to reimburse the Issuing Bank for the amount of each drawing made under such Letters of Credit, as and when each such drawing is made.



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

         9.3 RESCISSION OF ACCELERATION. After acceleration of the maturity of the Obligations, if the Borrowers pay all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are waived in accordance with Section 11.11, the Majority Lenders may elect in their sole discretion, to rescind the acceleration and return to the Borrowers any cash collateral deposited with the Agent pursuant to Section 9.2(c). (This Section is intended only to bind all of the Lenders to a decision of the Majority Lenders and not to confer any right on the Borrowers, even if the described conditions for the Majority Lenders' election may be met.)

         9.4 REMEDIES. Upon the occurrence and during the continuance of an Event of Default, upon the written request and at the direction of the Majority Lenders, the Agent may exercise any rights and remedies available to it under applicable law (including under the Code) and under the Collateral Documents. The foregoing rights and remedies are not intended to be exhaustive and the full or partial exercise of any right or remedy shall not preclude the full or partial exercise of any other right or remedy available under this Credit Agreement, any other Credit Document, at equity or at law.

         9.5 RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender may have under applicable law, upon the occurrence and during the continuance of any Event of Default, and whether or not any Lender has made any demand or the Obligations of any Credit Party have matured, each Lender shall have the right to appropriate and apply to the payment of the Obligations of such Credit Party all deposits and other obligations then or thereafter owing by such Lender to such Credit Party. Each Lender exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall be shared by the Lenders in accordance with
Section 2.5.

         9.6 LICENSE OF USE OF SOFTWARE AND OTHER INTELLECTUAL PROPERTY. Unless expressly prohibited by the licenser thereof, if any, the Agent is hereby granted a license, effective upon any acceleration of the Obligations pursuant to this Article 9, to use all computer software programs, data bases, processes and materials used by the Borrowers in connection with their businesses or in connection with the Collateral. The Agent agrees not to use any such license prior to the occurrence of an Event of Default without giving the Borrowers prior notice.

         9.7 APPLICATION OF PROCEEDS; SURPLUS; DEFICIENCIES. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights against any Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in the order set forth in Section 4.12. The Borrowers shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrowers or their successors or assigns, any surplus resulting therefrom.


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
                                   ARTICLE 10

                                   THE AGENT

         10.1     APPOINTMENT OF AGENT.

                  (a) Each Lender hereby designates BTCC as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note, by the acceptance of such Revolving Note, shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and any other instruments and agreements referred to herein and therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees, (other than Fees that are exclusively for the account of the Agent), charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Agent may perform any of its duties hereunder by or through its agents or employees.

                  (b) Other than the Borrowers' rights under Section 10.9, the provisions of this Article 10 are for the benefit of the Agent and the Lenders only and none of the Credit Parties or any other Persons shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act only for the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

         10.2 NATURE OF DUTIES OF AGENT. The Agent has no duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement or any of the other Credit Documents a fiduciary relationship in respect of any Lender or any participant of any Lender; and nothing in this Credit Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement or any other Credit Document, except as expressly set forth herein or therein.

         10.3 LACK OF RELIANCE ON AGENT.

                  (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly


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

         provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter.

                  (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or any of the other Credit Documents or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any other terms, provisions or conditions of this Credit Agreement or any of the other Credit Documents, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

         10.4 CERTAIN RIGHTS OF THE AGENT. The Agent shall have the right to request instructions from the Majority Lenders by notice to each of the Lenders. If the Agent shall request instructions from the Majority Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders. The Agent may give any notice required under Article 9 hereof without the consent of any of the Lenders unless otherwise directed by the Majority Lenders in writing and will, at the direction of the Majority Lenders, give any such notice required under Article 9.

         10.5 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrowers with respect to matters concerning the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         10.6 INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating



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to or arising out of this Credit Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         10.7 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Credit Agreement, the Revolving Loans made by it and the Revolving Notes issued to it and its participation in Letters of Credit issued hereunder, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Majority Lenders," "holders of Revolving Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

         10.8 HOLDERS OF REVOLVING NOTES. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note or Notes issued in exchange therefor.

         10.9 SUCCESSOR AGENT.

                  (a) The Agent may, upon five (5) Business Days' notice to the Lenders and the Borrower Representative, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, upon five (5) days' notice and approval by Florsheim (which approval shall not be unreasonably withheld or delayed), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice and approval by Florsheim (which approval shall not be unreasonably withheld or delayed), the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000.

                  (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring



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         Agent shall be discharged from its duties and obligations under this
         Credit Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under or in connection with this Credit Agreement.

         10.10 COLLATERAL MATTERS.

                  (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Revolving Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Majority Lenders in accordance with the provisions of this Credit Agreement or any of the Credit Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain the perfection of the Liens upon the Collateral granted pursuant to the Collateral Documents.

                  (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby or (ii) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders pursuant to
         Section 11.11. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10.

                  (c) The Lenders hereby agree that the Lien granted to the Agent and the Lenders in any property sold or disposed of in accordance with the provisions of Section 8.6 hereof shall, if no Default or Event of Default shall then exist, be automatically released (although a signed release of the Agent may be requested in any transaction permitted pursuant to Section 8.6); provided however that Agent's Lien shall attach to and continue in the proceeds and products of such property arising from any such sale or disposition and; provided, further, that the proceeds from any such sale or disposition by the Borrowers shall be paid to the Agent for to the then outstanding Loans.

                  (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by a Borrower or is cared for, protected or insured or that the Liens granted to the Agent in or pursuant to any of the Collateral Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or



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         fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct. The Agent agrees to conduct or cause to be conducted at least one audit of the Collateral during each year that this Credit Agreement shall remain in effect.

         10.11 ACTIONS WITH RESPECT TO DEFAULTS. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders; provided, that until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

         10.12 DELIVERY OF INFORMATION. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrowers, any Subsidiary of a Borrower, the Majority Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.


                                   ARTICLE 11

                                 MISCELLANEOUS

         11.1 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND THE REVOLVING NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         11.2 SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG THE BORROWERS AND THE LENDERS (OR THE AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWERS OR THEIR RESPECTIVE PROPERTIES IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE


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THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT
ORDER IN FAVOR OF THE AGENT. THE BORROWERS AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. THE BORROWERS WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

         11.3 SERVICE OF PROCESS. THE BORROWERS HEREBY IRREVOCABLY AGREE THAT SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE AFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER REPRESENTATIVE AT ITS ADDRESS SET FORTH IN SECTION 11.7.

         11.4 JURY TRIAL. THE BORROWERS, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

         11.5 LIMITATION OF LIABILITY. NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE BORROWERS (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE BORROWERS IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         11.6 DELAYS. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

         11.7 NOTICES. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent or any of the Lenders, then to BT Commercial Corporation, 233 South Wacker Drive, Chicago, Illinois 60606,
Attention: Credit Department, and if to the Borrower, then to c/o The Borrower Representative at Florsheim Group Inc., at 200 North LaSalle Street, Chicago, Illinois 60601 Attention: Richard J. Anglin, Executive Vice President and Chief Financial Officer, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at (312) 993-8096 and if to the Borrower at (312) 458-2641. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated


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addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

         11.8     ASSIGNMENTS AND PARTICIPATIONS.

                  (a) BORROWER ASSIGNMENT. The Borrower shall have no right to assign this Credit Agreement, or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

                  (b) LENDER ASSIGNMENTS. Each Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents, with the consent of the Agent; and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of Exhibit K (an "Assignment and Assumption Agreement"), together with surrender of any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $3,500. No such assignment shall be for less than $10,000,000 of the Commitments unless it is to another Lender or is an assignment of all of such Lender's rights and obligations under this Credit Agreement. (This Section does not apply to branches and Affiliates of a Lender, it being understood that a Lender may make, carry or transfer Revolving Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrowers, the Agent or any other Lender).

                  (c) AGENT'S REGISTER. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments, and the principal amount of their Revolving Loans (the "Register") at the address specified for the Agent in Section 11.7. The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Revolving Note or Revolving Notes, the Agent will give prompt notice thereof to the Borrower Representative and deliver to the Borrower Representative a copy of the Assignment and Assumption Agreement and the surrendered Revolving Note or Revolving Notes. Within five (5) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent a substitute Revolving Note or Revolving Notes to the order of the assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such substitute Revolving Note or Revolving Notes shall re-evidence the Indebtedness outstanding under the surrendered Revolving Note or Revolving Notes and shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder. The Register shall be available for inspection by the Borrower Representative and the Lenders (or any of them) at any reasonable time and from time to time upon reasonable notice to the Agent.

                  (d) LENDER PARTICIPATIONS. Each Lender may sell participations (without the consent of the Agent, the Borrowers or any other Lender) to one or more parties in or to




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         all or a portion of its rights and obligations under this Credit
         Agreement, the Revolving Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. The Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement or any of the other Credit Documents except to the extent such amendment or waiver would (i) increase the participant's obligation in respect of the Commitment of the Lender from whom the participant purchased its participation interest; (ii) reduce the principal of, or stated rate or amount of interest on, the Revolving Loans subject to such participation, (iii) postpone any maturity date fixed for final payment of principal of the Revolving Loans subject to the participation interest, and (iv) release any guarantor of the Obligations or all or a substantial portion of the Collateral, other than when otherwise permitted hereunder.

         11.9 CONFIDENTIALITY. Each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Borrowers any information with respect to the Borrower or any of their respective Subsidiaries which is furnished pursuant to this Credit Agreement and which is designated by the Borrower to the Lenders in writing as confidential, provided, that, each Lender may disclose any such information (a) to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any Requirement of Law, and (f) to any such prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Commitments or any interest therein by such Lender.

         11.10 INDEMNIFICATION. The Borrowers hereby jointly and severally indemnify and agree to defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (a) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated hereby,
(ii) the issuance of the Letters of Credit, (iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by a Borrower of the proceeds of the Revolving Loans or (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(b) any remedial or other action taken by a Borrower or any of the Lenders in connection with compliance by such Borrower or any of its



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Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.

         11.11 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Credit Agreement, any part of Schedule B, or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf), except that:

                  (a) the consent of all the Lenders is required to (i) increase the Commitments, (ii) reduce the principal of, or interest on, the Revolving Notes, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent), (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Revolving Notes, any Letter of Credit reimbursement obligations or any Fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) amend or waive this Section 11.11(a), or change the definition of Majority Lenders or (vi) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrower permitted under this Credit Agreement, release any Liens in favor of the Lenders on any of the Collateral; and

                  (b) Notwithstanding the provisions of the foregoing subsection
         (a) the consent of the Majority Lenders, plus all of the Lenders which are making loans or advances against the Tranche B Availability (the "Tranche B Lenders") shall be required to change the definition of Tranche B Availability, and only the consent of all of the Tranche B Lenders shall be required and with respect to all other matters relating to such loans or advances including, without limitation, any changes with respect to the rate of interest thereon; and

                  (c) the consent of the Agent shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section.

         The consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article 10 (other than Section 10.9 and Section 10.10(c)). The Borrowers and the Lenders each hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I to reflect assignments of the Commitments. Notwithstanding the foregoing, the Borrowers may unilaterally amend Schedule B, Parts 6.1, 6.10, and 6.14, without the consent of the Majority Lenders.

         11.12 COUNTERPARTS AND EFFECTIVENESS. This Credit Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the



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Agent pursuant to Section 11.7 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

         11.13 SEVERABILITY. In case any provision in or obligation under this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         11.14 MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Agent or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control over every other provision of this Credit Agreement, the other Credit Documents, and all agreements among the Borrowers, the Agent and the Lenders.

         11.15 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Credit Agreement and the other Credit Documents constitute the entire agreement among the Borrowers, the Agent and the Lenders, supersede any prior agreements among them, and shall bind and benefit each of such Persons and their respective successors and permitted assigns.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Credit
Agreement to be executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the date first set forth above.


                                    BORROWER:

                                    FLORSHEIM GROUP INC.


                                    By:      R. Anglin
                                       -----------------------------------------
                                       Name:  Richard Anglin
                                       Title: Executive V.P. and C.F.O

                                    THE FLORSHEIM SHOE STORE
                                    COMPANY - NORTHEAST


                                    By:      R. Anglin
                                       -----------------------------------------
                                       Name:  Richard Anglin
                                       Title: Executive V.P. and C.F.O

                                    THE FLORSHEIM SHOE STORE
                                    COMPANY - WEST


                                    By:      R. Anglin
                                       -----------------------------------------
                                       Name:  Richard Anglin
                                       Title: Executive V.P. and C.F.O

                                    FLORSHEIM OCCUPATIONAL
                                    FOOTWEAR, INC.


                                    By:      R. Anglin
                                       -----------------------------------------
                                       Name:  Richard Anglin
                                       Title: Executive V.P. and C.F.O


                                    L.J. O'NEILL SHOE CO.


                                    By:      R. Anglin
                                       -----------------------------------------
                                       Name:  Richard Anglin
                                       Title: Executive V.P. and C.F.O


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

                                     AGENT:

                                     BT COMMERCIAL CORPORATION, as Agent


                                     By:      Wayne D. Hillock
                                        ----------------------------------------
                                        Name:   Wayne D. Hillock
                                        Title:   Director


                                     LENDERS:

                                     BT COMMERCIAL CORPORATION


                                     By:      Wayne D. Hillock
                                        ----------------------------------------
                                        Name:   Wayne D. Hillock
                                        Title:   Director




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